UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. __)
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Omega Healthcare Investors, Inc.

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OMEGA HEALTHCARE INVESTORS, INC.
200 International Circle, Suite 3500
Hunt Valley, Maryland 21030
(410) 427-1700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 9, 2016

To our Stockholders:
The Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. (“Omega” or the “Company”) will be held at the Company’s principal executive offices at 200 International Circle, Suite 3500, Hunt Valley, Maryland, on Thursday, June 9, 2016, at 10:00 A.M. EDT, for the following purposes:
1.
To elect six members to Omega’s Board of Directors;

2.
To ratify the selection of Ernst & Young LLP as our independent auditor for fiscal year 2016;

3.
To hold an advisory vote on executive compensation; and

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The nominees for election as directors are Norman R. Bobins, Craig R. Callen, Bernard J. Korman, Edward Lowenthal, Ben W. Perks and Stephen D. Plavin each of whom presently serves as a director of Omega.
Our Board of Directors has fixed the close of business on April 19, 2016 as the record date for the determination of stockholders who are entitled to notice of and to vote at our Annual Meeting or any adjournments or postponements thereof.
We are choosing to follow the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their stockholders primarily over the Internet. We believe this process helps to expedite stockholders’ receipt of proxy materials, lowers the costs of the meeting and conserves natural resources. On or about April 26, 2016, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”), which contains instructions on how to access our 2016 Proxy Statement and Annual Report to Stockholders for fiscal year 2015 and how to vote. The Notice also includes instructions on how to receive a paper copy of the proxy materials, including the meeting notice, 2016 Proxy Statement and proxy card.
We encourage you to attend our Annual Meeting. Whether you are able to attend or not, we urge you to indicate your vote (i) FOR the election of the director nominees, (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent auditor, and (iii) FOR the approval of the Company’s executive compensation in an advisory vote, by following the instructions for voting on the Notice, or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or otherwise submitted a vote by Internet or telephone voting.
By order of Omega’s Board of Directors,
C. Taylor Pickett
April 25, 2016
Hunt Valley, Maryland

YOUR VOTE IS IMPORTANT.   Whether or not you plan to attend the meeting, please vote by (1) using the Internet website shown on the Notice, (2) using the Internet website or toll-free telephone number shown on the proxy card (if included), or (3) completing, signing, dating and mailing the proxy card (if included) promptly in the enclosed envelope. It is important that you return the proxy card (if included) or otherwise submit a vote on the Internet or by telephone promptly whether or not you plan to attend the meeting, so that your shares are properly voted.

If you hold shares through a broker, bank or other nominee (in “street name”), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

i

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OMEGA HEALTHCARE INVESTORS, INC.
200 International Circle, Suite 3500
Hunt Valley, Maryland 21030
(410) 427-1700
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
June 9, 2016
The accompanying proxy is solicited by the Board of Directors to be voted at the Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. to be held at the Company’s principal executive offices at 200 International Circle, Suite 3500, Hunt Valley, Maryland, at 10:00 A.M. EDT on June 9, 2016, and any adjournments or postponements of the meeting.
This Proxy Statement, and our Annual Report to Stockholders for fiscal year 2015, which includes our Annual Report on Form 10-K filed with the SEC on February 29, 2016, are available electronically at www.proxyvote.com.
RECORD DATE
Our Board of Directors has fixed April 19, 2016, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on the record date, there were 188,170,595 shares of our common stock, par value $0.10 per share, outstanding and entitled to vote. As of the record date, our directors and executive officers beneficially owned 2.57% shares of our common stock.
QUORUM AND VOTING
Quorum.   Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting. Proxies marked as abstaining and “broker non-votes” will be treated as shares present for purposes of determining the presence of a quorum.
Voting.   We are choosing to follow SEC rules that allow companies to furnish proxy materials to stockholders over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice also instructs you on how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials in the Notice. We plan to mail the Notice to stockholders by April 26, 2016.
Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. We urge stockholders to vote promptly either by:
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Online Internet Voting:   Go to www.proxyvote.com and follow the instructions

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By Telephone:   Call toll-free 1-800-690-6903 and follow the instructions

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By Mail:   Complete, sign, date and return your proxy card in the enclosed envelope.

If your shares are held in “street name,” the availability of telephone and internet voting will depend on the voting processes of the applicable bank or brokerage firm; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank or brokerage firm.
If you vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the manner you indicate. If you do not specify voting instructions, then the proxy will be voted in accordance with recommendations of the Board of Directors, as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion.

Ability to Revoke Proxies.   A stockholder voting by proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with our Secretary (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.
Broker Non-Votes.   A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.
The vast majority of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
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Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

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Beneficial Owner — If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered, with respect to those shares, the “beneficial owner.” As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting in person. Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Each stockholder should instruct his/her/its broker on how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2016, but not with respect to any other matter to be presented at the Annual Meeting.
VOTES REQUIRED
Election of Directors.   You may vote “FOR” or “WITHHELD” with respect to each nominee for the Board of Directors. Because the election of directors is not a contested election, each director will be elected by the vote of the majority of the votes cast. A “contested election” means an election in which the number of candidates exceeds the number of directors to be elected. A “majority of the votes cast” means that the number of the votes cast “for” a director exceeds the number of votes “withheld.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors.
Ratification of Selection of Ernst & Young LLP as Our Independent Auditor.   The ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2016 will require the affirmative vote of a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Advisory Vote on Executive Compensation.   The approval, on an advisory basis, of the compensation of our executive officers will be decided by a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. This vote on executive compensation is not binding on the Board of Directors or the Company. Our Board of Directors, however, will consider the results of the vote when considering future executive compensation arrangements.

PROPOSAL 1 — ELECTION OF DIRECTORS
Director Nominees and Voting Requirements
Our Board of Directors currently consists of 11 directors. Mr. Thomas F. Franke will retire upon the completion of his current term as a director as of the Annual Meeting. The Company is grateful to Mr. Franke for his years of dedicated service since the founding of the Company. The Board of Directors has fixed the size of the whole Board at 10 directors as of the election of directors at the Annual Meeting.
Prior to 2015, stockholders elected approximately 1/3 of the members of the Board at each annual meeting of stockholders and directors were elected to staggered three-year terms. At the 2015 Annual Meeting, stockholders approved an amendment to our Charter to declassify our Board and provide for the annual election of directors, to be phased in as incumbent directors complete the terms to which they were previously elected. Four current members of the Board were previously elected to terms continuing beyond the 2016 Annual Meeting as shown below, and six directors are to be elected at the Annual Meeting.
Our Nominating and Corporate Governance Committee of the Board of Directors has nominated Norman R. Bobins, Craig R. Callen, Bernard J. Korman, Edward Lowenthal, Ben W. Perks and Stephen D. Plavin for election as directors. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy card intend to vote FOR the election of the nominees named above to hold office until the 2017 Annual Meeting or until their respective successors have been duly elected and qualified.
If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless the proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of the proxies.
Your broker may not vote your shares in the election of directors unless you have specifically directed your broker how to vote your shares. As a result, we urge you to instruct your broker how to vote your shares.

Information Regarding Directors
Information about each director nominee, and the other individuals who currently serve on our Board of Directors, is set forth below. Individuals not standing for election at the Annual Meeting are presented under the heading “Continuing Directors.”
Director Nominees
Director (age as of May 15)	Year First Became a Director	Business Experience During Past 5 Years
Norman R. Bobins (73)	2015
Mr. Bobins brings to our board years of banking experience, financial and accounting knowledge and experience as a director of public companies. Mr. Bobins was appointed to our Board effective April 1, 2015 pursuant to that certain Agreement and Plan of Merger, in connection with our acquisition of Aviv REIT Inc. (“Aviv”) by merger. Mr. Bobins served as a director of Aviv from March 26, 2013 until our merger with Aviv on April 1, 2015. Prior to that, Mr. Bobins served as a member of the advisory board of Aviv Asset Management LLC from 2009 until March 26, 2013. Mr. Bobins was named Non-Executive Chairman of The PrivateBank and Trust Company, a bank subsidiary of PrivateBancorp, Inc., in July 2008. From May 2007 until October 2007, Mr. Bobins was Chairman of the Board of LaSalle Bank Corporation and thereafter served as Chairman Emeritus until July 2008. From 2003 to 2007, he was President and Chief Executive Officer of LaSalle Bank Corporation. From 2006 to 2007, he was President and Chief Executive Officer of ABN AMRO North America. Mr. Bobins also serves on the boards of directors of AAR Corp. and AGL Resources Inc. In the past five years, Mr. Bobins also served on the boards of Nicor, Inc. and SIMS Metal Management.

Craig R. Callen (60)	2013
Mr. Callen brings to our Board financial and operating experience as an advisor, investment banker and board member in the healthcare industry. Mr. Callen is currently a Senior Advisor at Crestview Partners, a private equity firm. Mr. Callen retired as Senior Vice President of Strategic Planning and Business Development for Aetna Inc., where he also served as a Member of the Executive Committee from 2004-2007. In his role at Aetna, Mr. Callen reported directly to the Chairman and CEO and was responsible for oversight and development of Aetna’s corporate strategy, including mergers and acquisitions. Prior to joining Aetna in 2004, Mr. Callen was a Managing Director and Head of U.S. Healthcare Investment Banking at Credit Suisse and co-head of Health Care Investment Banking at Donaldson Lufkin & Jenrette. During his 20 year career as an investment banker in the healthcare practice, Mr. Callen successfully completed over l00 transactions for clients and contributed as an advisor to the boards of directors and managements of many of the leading healthcare companies in the U.S. Mr. Callen currently serves as a board member of HMS Holdings, Inc. (NYSE-HSMY), and Classical Homes Preservation Trust. Previously he served on the boards of Symbion, Inc., a Crestview portfolio company, Sunrise Senior Living, Inc.

Director (age as of May 15)	Year First Became a Director	Business Experience During Past 5 Years
		(NYSE-SRZ) and Kinetic Concepts, Inc. (NYSE-KCI). Mr. Callen is a graduate of Boston University and the Harvard Business School.
Bernard J. Korman (84)	1993
Mr. Korman brings to our Board extensive experience in healthcare, experience as a director of a real estate investment trust (“REIT”), and experience as a Chairman from his former role as Chairman of Pep Boys. Mr. Korman has served as Chairman of the Board since March 8, 2004. Mr. Korman served as Chairman of the Board of Trustees of Philadelphia Health Care Trust, a private healthcare foundation, from December 1995 to June 30, 2010. Mr. Korman is also a Director of The New America High Income Fund, Inc. (NYSE:HYB) (financial services) and a past director of Medical Nutrition USA, Inc., a nutritional products company and NutraMax Products, Inc., a consumer health care products company. He was formerly President, Chief Executive Officer and director of MEDIQ Incorporated, a publicly held health care service provider from 1977 to 1995. Mr. Korman served as a Trustee of Kramont Realty Trust (NYSE:KRT), a publicly held REIT, from June 2000 until its merger in April 2005. Mr. Korman also served as a director of The Pep Boys, Inc. (NYSE:PBY) from 1983, and as Chairman of the Board from May 2003 until his retirement from such board in September 2004.

Edward Lowenthal (71)	1995
Mr. Lowenthal brings to our Board years of experience in the development and operation of real estate. Mr. Lowenthal currently serves as Chairman of the Board of Directors of American Campus Communities (NYSE:ACC) (a public developer, owner and operator of student housing at the university level and serves as a trustee of the Manhattan School of Music). From 2004 to 2013, he was a Director of Desarrolladora Homex (NYSE:HXM) (a Mexican homebuilder) and serves as a Trustee of the Manhattan School of Music. Mr. Lowenthal also served as non-executive Chairman of REIS, Inc. (a public provider of real estate market information and valuation technology (NASDAQ:REIS) from November 2010 until his term expired in 2012. From January 1997 to March 2002, Mr. Lowenthal served as President and Chief Executive Officer of Wellsford Real Properties, Inc. (a real estate merchant bank) and was President of the predecessor of Wellsford Real Properties, Inc. since 1986. He is co-founder of Wellsford Strategic Partners, a private real estate investment company and is non-executive Chairman of Tiburon Lockers, Inc., a private rental locker company.

Ben W. Perks (74)	2015
Mr. Perks brings to our Board years of public accounting, public company, financial and accounting reporting experience. Mr. Perks was appointed to our Board effective April 1, 2015 pursuant to the Merger Agreement with Aviv. Mr. Perks served as a director of Aviv since 2007 until our merger with Aviv on April 1, 2015. Mr. Perks was the

Director (age as of May 15)	Year First Became a Director	Business Experience During Past 5 Years

Executive Vice President and Chief Financial Officer of Navigant Consulting, Inc., an NYSE-listed company, from May 2000 until his retirement in August 2007. Prior to joining Navigant, Mr. Perks was with PricewaterhouseCoopers LLP and its predecessors for 32 years, including 22 years as a partner in the Audit and Financial Advisory Services groups.

Stephen D. Plavin (56)	2000
Mr. Plavin brings to our Board management experience in the banking and mortgage-based real estate investment trust sector, as well as significant experience in real estate capital markets transactions. Mr. Plavin is a Senior Managing Director of the Blackstone Group (since December, 2012) and the Chief Executive Officer and a Director of Blackstone Mortgage Trust, Inc., a New York City-based mortgage REIT that is managed by Blackstone. Prior to joining Blackstone, Mr. Plavin served as CEO of Capital Trust, Inc. (predecessor of Blackstone Mortgage Trust), since 2009. From 1998 until 2009, Mr. Plavin was Chief Operating Officer of Capital Trust and was responsible for all of the lending, investing and portfolio management activities of Capital Trust, Inc. Prior to that time, Mr. Plavin was employed for 14 years with Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. Mr. Plavin held various positions within the real estate finance unit of Chase, and its predecessor, Chemical Bank, and in 1997 he became co-head of global real estate for Chase. Mr. Plavin is also Chairman of the Board of Directors of WCI Communities, Inc. (NYSE:WCIC), a publicly-held developer of residential communities.

Continuing Directors
Director (age as of May 15)	Year First Became a Director	Business Experience During Past 5 Years	Term to Expire in
Craig M. Bernfield (55)	2015
Mr. Bernfield brings to our Board extensive business, managerial and leadership experience based primarily on his service on the Chairman of the board and Chief Executive Officer of Aviv. Mr. Bernfield was appointed to our Board effective April 1, 2015 pursuant to the Merger Agreement with Aviv. Mr. Bernfield is former Chairman of the Board of Directors and Chief Executive Officer of Aviv and served in such capacity since he co-founded Aviv Healthcare Properties Limited Partnership in 2005 until our merger with Aviv on April 1, 2015. From 1990 until co-founding Aviv in 2005, Mr. Bernfield was Chief Executive Officer and President of Karell Capital Ventures, Inc., which managed the entities that were combined in 2005 in connection with the formation of Aviv’s operating partnership. Mr. Bernfield has been an investor in the
			2017

Director (age as of May 15)	Year First Became a Director	Business Experience During Past 5 Years	Term to Expire in
		skilled nursing home industry for approximately 20 years.
Barbara B. Hill (63)	2013
Ms. Hill brings to our Board years of experience in operating healthcare-related companies. Ms. Hill is currently an Operating Partner of NexPhase Capital (formerly Moelis Capital Partners), a private equity firm, where she focuses on healthcare-related investments and providing strategic and operating support for Moelis’ healthcare portfolio companies. She began as an Operating Partner of Moelis Capital Partners in March 2011. From March 2006 to September 2010, Ms. Hill served as Chief Executive Officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. From August 2004 to March 2006, she served as Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company. In addition, from 2002 to 2003, Ms. Hill served as President and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna, and the Johns Hopkins Health System. She was active with the boards or committees of the Association of Health Insurance Plans and other health insurance industry groups. Currently, she serves as a board member of St. Jude Medical Corporation, a medical device company, Revera Inc., a Canadian company operating senior facilities throughout Canada and the U.S. and Integra LifeSciences Holdings Corporation, a medical device company.
			2017
Harold J. Kloosterman (73)	1992	Mr. Kloosterman brings to our Board years of experience in the development and management of real estate. Mr. Kloosterman has served as President of Cambridge Partners, Inc., a company he formed in 1985, from 1985 thru 2014. He has been involved in the development and management of commercial, apartment and condominium projects in Grand Rapids and Ann Arbor, Michigan and in the Chicago area. Mr. Kloosterman was formerly a Managing	2017

Director (age as of May 15)	Year First Became a Director	Business Experience During Past 5 Years	Term to Expire in

Director of Omega Capital from 1986 to 1992. Mr. Kloosterman has been involved in the acquisition, development and management of commercial and multifamily properties since 1978. He has also been a senior officer of LaSalle Partners, Inc. (now Jones Lang LaSalle).

C. Taylor Pickett (54)	2002
As Chief Executive Officer of our Company, Mr. Pickett brings to our Board a depth of understanding of our business and operations, as well as financial expertise in long-term healthcare services, mergers and acquisitions. Mr. Pickett has served as the Chief Executive Officer of our Company since 2001. Mr. Pickett is also a Director and has served in this capacity since 2002. Mr. Pickett also serves as a Director of Corporate Office Properties Trust (NYSE: OFC), an office property REIT. From 1998 to 2001, Mr. Pickett served as the Executive Vice President and Chief Financial Officer of Integrated Health Services, Inc. (“IHS”), a public company specializing in post-acute healthcare services. Mr. Pickett served in a variety of executive roles at IHS from 1993 through 1998. Prior to joining IHS, Mr. Pickett held various positions at PHH Corporation and KPMG Peat Marwick.
			2017
Voting Required for Election
Each director will be elected by the vote of the majority of the votes cast. A “majority of the votes cast” means that the number of the votes cast “for” a director exceeds the number of votes “withheld.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors.
Recommendation of the Board
The Board of Directors unanimously recommends a vote FOR the election of Messrs. Bobins, Callen, Korman, Lowenthal, Perks and Plavin.

STOCK OWNERSHIP INFORMATION
The following table sets forth information regarding the beneficial ownership of our common stock as of April 19, 2016 for:
•
each of our directors and the executive officers appearing in the table under “Executive Compensation Tables and Related Information — Summary Compensation Table” included elsewhere in this Proxy Statement; and

•
all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership of our common stock, for purposes of this Proxy Statement, includes shares of our common stock as to which a person has voting and/or investment power, or the right to acquire such power within 60 days of April 19, 2016. Except for shares of restricted stock and unvested units as to which the holder does not have investment power until vesting or as otherwise indicated in the footnotes, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable. The “Common Stock Beneficially Owned” columns do not include unvested time–based restricted stock units (“RSUs”), unvested performance-based restricted stock units (“PRSUs”), and deferred stock units under our Deferred Compensation Plan (except to the extent such units vest or the applicable deferral period expires within 60 days of April 19, 2016) or common stock issuable in respect of operating partnership units (“OP Units”) or profits interests in OHI Healthcare Properties Limited Partnership (“Omega OP”). Accordingly, we have provided supplemental information regarding deferred stock units, unvested RSUs, and earned but not yet vested PRSUs under the caption “Common Stock Equivalents.” For information regarding unearned, unvested PRSUs for performance periods not yet completed, see “Outstanding Equity Awards at Fiscal Year End” below.
The business address of the directors and executive officers is 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030. As of April 19, 2016 there were 188,170,595 shares of our common stock outstanding and no preferred stock outstanding.
	Common Stock Beneficially Owned		Other Common Stock Equivalents
Beneficial Owner	Number of Shares	Percent of Class	Unvested RSUs(1)	Deferred Stock Units(2)	Operating Partnership Units(3)	Percent of Class including Common Stock Equivalents(4)
Craig M. Bernfield	2,719,913(5)	1.43%			2,797,836(5)	2.75%
Norman R. Bobins	43,617(6)	*				*
Daniel J. Booth	216,283	0.11%	89,652			0.15%
Craig R. Callen	3,000	*		14,822(7)		*
R. Lee Crabill(8)	104,587	*				*
Thomas F. Franke	132,935(9)	*				*
Barbara B. Hill	13,390(10)	*				*
Steven J. Insoft	424,581(11)	0.22%	49,179		78,742(11)	0.28%
Harold J. Kloosterman	22,069	*		43,675(12)		*
Bernard J. Korman	674,967	0.35%		12,953(13)		0.34%
Edward Lowenthal	43,802(14)	*		5,324		*
Ben W. Perks	46,413(15)	*				*
C. Taylor Pickett	262,661	0.14%	164,322	269,181		0.35%
Stephen D. Plavin	71,346(16)	*				*
Michael D. Ritz	5,888	*	15,594	19,927		*
Robert O. Stephenson	219,027	0.11%	73,705			0.15%
Directors and executive officers as a group (15 persons)(17)	4,899,892	2.57%	392,452	365,882	2,876,578	4.26%

	Common Stock Beneficially Owned		Other Common Stock Equivalents
Beneficial Owner	Number of Shares	Percent of Class	Unvested RSUs(1)	Deferred Stock Units(2)	Operating Partnership Units(3)	Percent of Class including Common Stock Equivalents(4)
5% Beneficial Owners:(18)
Cohen & Steers Inc.	27,548,727(19)	14.45%
The Vanguard Group, Inc.	26,649,792(20)	13.98%
BlackRock, Inc.	14,940,019(21)	7.84%
Daiwa Asset Management Co. LTD	10,337,870(22)	5.42%

*
Less than 0.10%

(1)
Incudes unvested RSUs, which in each case vest more than 60 days from April 19, 2016, subject to continued employment. Each unit represents the right to receive one share of common stock. See “Outstanding Equity Awards at Fiscal Year End.”

(2)
Deferred stock units representing the deferral of vested equity awards pursuant to the Company’s Deferred Stock Plan. Includes deferred stock units associated with RSUs and PRSUs vesting within 60 days which the holder has elected to defer. The deferred stock units will not be converted until the date or event specified in the applicable deferred stock agreement. See “Nonqualified Deferred Compensation.”

(3)
Messrs. Bernfield and Insoft beneficially own OP Units in Omega OP. OP Units are redeemable at the election of the holder for cash equal to the value of one share of our common stock priced at the average closing price for the 10-day trading period ending on the date of the holder’s notice of election to redeem the OP Units, subject to the Company’s election to exchange the OP Units tendered for redemption for shares of Omega common stock on a one-for-one basis, in each case subject to adjustment.

(4)
Percent of class reflects 188,170,595 outstanding shares of common stock outstanding as of April 19, 2016, plus a total of 12,298,674 common stock equivalents, consisting of 474,638 unvested restricted stock units, 365,882 deferred stock units, 2,510,809 options and approximately 8,947,345 OP Units.

(5)
Common Stock Beneficially Owned includes exercisable stock options of 2,175,265 shares held by Mr. Bernfield and 154,766 exercisable stock options held by each of the Generation Trust f/b/o Jamie Lauren Bernfield c/u Bernfield Exempt Family Trust dated December 20, 2012 and the Generation Trust f/b/o Sari Jessica Bernfield c/u Bernfield Exempt Family Trust dated December 20, 2012, trusts for the benefit of Mr. Bernfield’s children of which Mr. Bernfield’s spouse serves as trustee. OP Units include (i) 94,619 OP units held by CMB Aviv Acquisition, L.L.C., a limited liability company of which Mr. Bernfield is the sole member and manager and (ii) 2,797,836 OP units held by Craig M. Bernfield C Unit, L.L.C., a limited liability company of which Mr. Bernfield is a member and the sole manager. Mr. Bernfield disclaims beneficial ownership of the securities held by Craig M. Bernfield C Unit, L.L.C. and such trusts except to the extent of his pecuniary interest therein. A total of 16,065 of the OP Units are held by Mr. Bernfield subject to a phantom unit award grant to Mr. Insoft. Mr. Bernfield has no pecuniary interest in the OP Units subject to the phantom unit award and disclaims of such securities.

(6)
Includes 3,000 shares of restricted stock, subject to forfeiture until vested.

(7)
Includes deferred stock units with respect to 6,000 shares of restricted stock, subject to forfeiture until vested.

(8)
Retired July 31, 2015.

(9)
Includes (a) 47,182 shares owned by a family limited liability company (Franke Family LLC) of which Mr. Franke is a member and (b) 6,000 shares of restricted stock, subject to forfeiture until vested. Mr. Franke has pledged 100,557 shares to secure borrowings that may be from time to time outstanding under a lending facility.

(10)
Includes 6,000 shares of restricted stock, subject to forfeiture until vested.

(11)
Operating Partnership Units includes 78,742 Omega OP Units held by Steven J. Insoft Investments, L.L.C., which is 99% owned by Mr. Insoft and 1% owned by his wife, Susan M. Insoft. 48,194 of Mr. Insoft’s shares are pledged as collateral to secure a loan in favor of Mr. Insoft. Does not include 32,130 OP Units subject to a phantom unit award grant to Mr. Insoft because Mr. Insoft does not have the right to acquire voting or dispositive power with respect to such securities within 60 days.

(12)
Includes deferred stock units with respect to 6,000 shares of restricted stock, subject to forfeiture until vested.

(13)
Includes deferred stock units with respect to 6,999 shares of restricted stock, subject to forfeiture until vested.

(14)
Includes 6,000 shares of restricted stock, subject to forfeiture until vested.

(15)
Includes exercisable stock options for 26,012 options shares of common stock. Includes 3,000 shares of restricted stock, subject to forfeiture until vested.

(16)
Includes 6,000 shares of restricted stock, subject to forfeiture until vested. The remainder of Mr. Plavin’s shares are owned jointly with his wife.

(17)
Excludes R. Lee Crabill who retired from the Company effective July 31, 2015.

(18)
Except as otherwise indicated below, information regarding 5% beneficial owners is based on information reported on Schedule 13G filings by the beneficial owners indicated with respect to the common stock of Omega.

(19)
Based on a Schedule 13G/A filed Cohen & Steers Inc. on February 16, 2016. Cohen & Steers Inc. is located at 280 Park Avenue New York, New York 10017.

(20)
Based on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 11, 2016. The Vanguard Group, Inc. is located at 100 Vanguard Blvd. Malvern, PA 19355. Includes 133,960 shares of common stock over which The Vanguard Group Inc. has shared voting power and 258,987 shares of common stock over which The Vanguard Group, Inc. has shared dispositive power.

(21)
Based on a Schedule 13G/A filed by BlackRock Inc. on February 10, 2016. BlackRock Inc. is located at 55 East 52nd Street New York, New York 10022.

(22)
Based on a Schedule 13G/A filed by Daiwa Asset Management Co. LTD on January 27, 2016 is located at 9-1 Marunouchi 1-chrome, Chiyoda-ku, Tokyo, Japan 100-6753.

BOARD COMMITTEES AND CORPORATE GOVERNANCE
Board of Directors and Committees of the Board
The members of the Board of Directors on the date of this Proxy Statement and the Committees of the Board on which they serve are identified below.
Director	Board	Audit Committee	Compensation Committee	Investment Committee	Nominating and Corporate Governance Committee
Craig M. Bernfield	Member				Member
Norman R. Bobins	Member			Member
Craig R. Callen	Member			Member
Thomas F. Franke	Member		Co-Chairman		Member
Barbara B. Hill	Member	Member
Harold J. Kloosterman	Member	Member	Member	Chairman	Member
Bernard J. Korman	Chairman		Member	Member	Member
Edward Lowenthal	Member	Member	Co-Chairman		Chairman
Ben W. Perks	Member	Member
C. Taylor Pickett	Member			Member
Stephen D. Plavin	Member	Chairman	Member		Member
The Board of Directors held 13 meetings during 2015. Each member of the Board of Directors attended more than 75% of the meetings of the Board of Directors and of the committees of which such director was a member in 2015. Mr. Korman, as Chairman of the Board, presides over any meeting, including regularly scheduled executive sessions of the non-management directors. If Mr. Korman is not present at such a session, the presiding director is chosen by a vote of those present at the session. Except for Mr. Pickett, all of the members of the Board of Directors meet the NYSE listing standards for independence. While the Board of Directors has not adopted any categorical standards of independence, in making these independence determinations, the Board of Directors noted that no director other than Mr. Pickett (a) received direct compensation from our Company other than director annual retainers and meeting fees, (b) had any relationship with our Company or a third party that would preclude independence or (c) had any material business relationship with our Company and its management, other than as a director of our Company. Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the NYSE listing standards for independence. While we invite our directors to attend our Annual Meeting of Stockholders, we currently do not have a formal policy regarding director attendance. Mr. Pickett was the only director who attended the Annual Meeting last year.
Board Leadership Structure and Risk Oversight
Since 2001, an independent non-employee director has served as the Chairman of the Board of Directors rather than our Chief Executive Officer. We separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the difference between the two roles. The Chief Executive Officer is responsible for implementing the strategic direction for the Company as approved by the Board of Directors and the management of the day-to-day operations of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, and sets the agenda for and presides over meetings of the Board.
The Board of Directors, as a whole and at the committee level, plays an important role in overseeing the management of risk. Management is responsible for identifying the significant risks facing the Company, implementing risk management strategies that are appropriate for the Company’s business and risk profile, integrating consideration of risk and risk management into the Company’s decision-making process and communicating information with respect to material risks to the Board or the appropriate committee.

Portfolio and investment risk is one of the principal risks faced by the Company. We manage portfolio and investment risk by, among other things, seeking Investment Committee and/or Board approval for new investments over designated thresholds and providing detailed underwriting information on such proposed investments to the Investment Committee or the Board, as the case may be. In addition, our full Board regularly reviews the performance, credit information and coverage ratios of our operators.
Consistent with the rules of the NYSE, the Audit Committee provides oversight with respect to risk assessment and risk management, the Company’s financial statements and internal control over financial reporting. The Compensation Committee reviews risks associated with the Company’s compensation plans and arrangements. While each committee monitors certain risks and the management of such risks, the full Board is regularly informed about such matters. The full Board generally oversees risk and risk management issues otherwise arising in the Company’s business and operations.
Audit Committee
The Audit Committee met seven times in 2015, which included one joint meeting with the Board and other committees. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial information to be provided to stockholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the external independent audit process. In addition, the Audit Committee selects our Company’s independent auditors and provides an avenue for communication between the independent auditors, financial management and the Board of Directors.
Each of the members of the Audit Committee is independent and financially literate, as required of audit committee members by the NYSE. The Board of Directors has determined that Messrs. Plavin and Perks each qualify as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Board of Directors made a qualitative assessment of Mr. Plavin’s level of knowledge and experience based on a number of factors, including his formal education and his experience as Chief Executive Officer and a director of Blackstone Mortgage Trust, Inc. (formerly Capital Trust, Inc.), a New York City-based mortgage REIT that is managed by Blackstone, where he is responsible for all management activities. Additionally, Mr. Plavin holds an M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University. The Board of Directors made a qualitative assessment of Mr. Perks’ level of knowledge and experience based on his 22 years of experience as an audit partner at PricewaterhouseCoopers and its predecessors, and his experience as Chief Financial Officer of Navigant Consulting, Inc.
Compensation Committee
The Compensation Committee has responsibility for the compensation of our key management personnel and administration of our equity incentive plans. During 2015, the Compensation Committee met eight times, which included one joint meeting of the Board and other committees. The responsibilities of the Compensation Committee are more fully described under “The Compensation Committee” on page 24 below and in its Charter, which is available on our website at www.omegahealthcare.com.
Investment Committee
The Investment Committee works with management to develop strategies for growing our portfolio and has authority to approve investments up to established thresholds. The Investment Committee met two times during 2015.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met three times during 2015, which included one joint meeting of the Board and other committees and one joint meeting of the Board and the Nominating and Corporate Governance Committee. The Nominating and Governance Committee has responsibility for identifying potential nominees to the Board of Directors and reviewing their qualifications and experience. The process for identifying and evaluating nominees to the Board is initiated by identifying candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. Nominees for director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to director duties, among other criteria. The Company does not have a policy with regard to consideration of diversity in identifying nominees, and historically diversity has not been a material factor in selecting nominees to the Board. The Nominating and Corporate Governance Committee also develops and implements policies and practices relating to corporate governance.
The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees as director. Any such nomination should be submitted to the Nominating and Corporate Governance Committee through our Secretary in accordance with the procedures and time frame described in our Bylaws and as set forth under “Stockholder Proposals” below.
Stock Plan Special Administrative Committee
In addition to the Committees listed above, in February 2015 the Board established a Special Administrative Committee under the 2013 Stock Incentive Plan (the “Stock Plan”) consisting solely of Mr. Pickett, with the authority to allocate and grant awards under the Stock Plan to employees of the Company and its affiliates who are not executive officers of the Company up to a maximum number of units or shares authorized by the Board from time to time. For 2015, the Special Administrative Committee was authorized to grant awards of up to 120,000 RSUs, PRSUs and profits interests in Omega OP (“LTIP Units”), of which up to 30,000 can be time-based and up to 90,000 (at the high level of performance) can be performance-based. For 2016, the Special Administrative Committee is authorized to grant awards of up to 130,000 RSUs, PRSUs and LTIP Units, of which up to 40,000 can be time-based and up to 90,000 (at the high level of performance) can be performance-based.
Communicating with the Board of Directors and the Audit Committee
The Board of Directors and our Audit Committee have established procedures to enable anyone who has a concern about our conduct, or any employee who has a concern about our accounting, internal controls or auditing matters, to communicate that concern directly to the non-management members of the Board of Directors or the Audit Committee, as applicable. These communications may be confidential or anonymous and may be submitted in writing or through the Internet. The employees have been provided with direct and anonymous access to each of the members of the Audit Committee. Our Company’s Code of Business Conduct and Ethics (“Code of Ethics”) prohibits any employee of our Company from retaliating or taking adverse action against anyone raising or helping resolve a concern about our Company.
Interested parties may contact our non-management directors by writing to them at our headquarters: Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, or by contacting them through our website at www.omegahealthcare.com. Communications addressed to the non-management members of the Board of Directors will be reviewed by our corporate communications liaison, which is our outside legal counsel, and will be directed to the appropriate director or directors for their consideration. The corporate communications liaison may not “filter out” any direct communications from being presented to the non-management members of the Board of Directors and Audit Committee members without instruction from the directors or committee members. The corporate communications liaison is required to maintain a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications. Such record will include the name of the addressee, the disposition by the corporate communications liaison and, in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The corporate communications liaison is required to provide a copy of any additions to the record upon request of any member of the Board of Directors.
Policy on Related Party Transactions
We have a written policy regarding related party transactions under which we have determined that we will not engage in any purchase, sale or lease of property or other business transaction in which our officers or directors have a direct or indirect material interest without the approval by resolution of a majority of those directors who do not have an interest in such transaction. It is generally our policy to enter into or ratify related party transactions only when our Board of Directors, acting through our Audit Committee, determines that the related party transaction in question is in, or is not inconsistent with, our best interests and the interests of our stockholders.
As part of our acquisition of entities owning 143 skilled nursing facilities in June 2010, we acquired entities owning facilities with existing leases in place to LHCC Properties, LLC (“LHCC”) a subsidiary of Laurel Healthcare Holdings, Inc. (“Laurel”). Thomas F. Franke, a member of our Board of Directors, was the Chairman Emeritus of Laurel and together with certain members of his immediate family, beneficially owned approximately 34% of the equity of Laurel. Our lease with LHCC generated approximately $1 million of rental income in both 2014 and 2013. In connection with our merger with Aviv, we acquired operating leases with LHCC for an additional 28 facilities. Together, our leases with LHCC generated approximately $23.0 million of rental income in 2015. On February 1, 2016, we acquired 10 facilities from Laurel for approximately $169.0 million in cash and leased them to an unrelated existing operator. Immediately following our acquisition, the unrelated existing operator acquired all of the outstanding equity interests of Laurel, including the interests previously held by Mr. Franke and his family. The new master lease has an initial annual cash yield of 8.5% and annual escalators of 2.0% and is cross defaulted to the operator’s existing master lease.
Security Deposit Indemnification Agreements.   Prior to 2002, certain of the entities that were combined in connection with the formation of Aviv’s predecessor partnership distributed security deposits paid by certain of their tenants to the owners of those entities in exchange for an agreement by those owners to repay the amounts distributed if and when the applicable tenant became entitled to a return of the security deposit or the deposit was otherwise applied under the applicable lease. These arrangements were kept in place in connection with the formation of Aviv’s predecessor partnership. As of December 31, 2014, entities controlled by Mr. Bernfield were obligated to potentially reimburse approximately $292,000.
Code of Business Conduct and Ethics
We have adopted a written Code of Ethics that applies to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. A copy of our Code of Ethics is available on our website at www.omegahealthcare.com, and print copies are available upon request without charge. You can request print copies by contacting our Chief Financial Officer in writing at Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, or by telephone at 410-427-1700. Any amendment to our Code of Ethics or any waiver of our Code of Ethics will be disclosed on our website at www.omegahealthcare.com promptly following the date of such amendment or waiver.
Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines to foster long-term stock holdings by Company leadership. These guidelines create a strong link between stockholders’ and management’s interest. The Chief Executive Officer is required to own shares in the Company with a value equal to at least six times his annual base salary. The Chief Operating Officer, Chief Corporate Development Officer and Chief Financial Officer are required to own shares in the Company with a value equal to at least three times their respective annual base salaries. Each non-employee director is required to own shares in the Company with a value equal to at least five times the annual cash retainer for serving as a member of the Board of Directors within five years of the director’s appointment. The complete stock ownership guidelines contained in the Corporate Governance Guidelines are available through our website at www.omegahealthcare.com.
Policy on Hedging and Pledging of Company Securities
We consider it inappropriate for any director or officer to enter into speculative transactions in our Company’s securities. Therefore, we prohibit the purchase of or sale of puts, calls, options or other derivative instruments related to our Company’s securities or debt. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. Additionally, directors and officers may not purchase our Company’s securities on margin or borrow against any account in which our securities are held. Pledges existing as of February 27, 2015 (or April 1, 2015 for personnel who joined the Company in connection with the merger with Aviv) may remain in place through February 27, 2018 so long as the amount of Omega securities pledged is not increased thereafter except through the reinvestment of dividends.
Director Retirement Policy
It is the general policy of the Board of Directors that after reaching 75 years of age, directors shall not stand for re-election and thereafter shall retire from the Board of Directors upon the completion of the term of office to which they were elected. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors determined that it is in the best interests of the Company to waive this requirement to permit the nomination of Mr. Korman for re-election at the Annual Meeting.
Corporate Governance Materials
The Corporate Governance Guidelines, Code of Ethics and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available free of charge through our website at www.omegahealthcare.com and are available in print to any stockholder who requests them.

PROPOSAL 2 — PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR 2016
The Audit Committee has selected Ernst & Young LLP as our Company’s independent auditor for the current fiscal year, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate governance. However, if the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interest of us and our stockholders. Information concerning the services Ernst & Young LLP provided to us can be found beginning on page 19 below.
Voting Required for Approval
The affirmative vote of holders of a majority of all votes cast on the matter is required to ratify the selection of Ernst & Young LLP as our Company’s independent auditor for the current fiscal year. Accordingly, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on any of these proposals.
Recommendation of the Board
The Board of Directors and the members of the Audit Committee unanimously recommend a vote FOR the proposal to ratify the selection of Ernst & Young LLP as our independent auditor for the fiscal year 2016.

AUDIT COMMITTEE AND INDEPENDENT AUDITOR MATTERS
The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of our Company, the audits of our financial statements, the qualifications of the public accounting firm engaged as our independent auditor to prepare and issue an audit report on our financial statements and the related internal control over financial reporting, and the performance of our independent auditors. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our Company’s independent auditors. The Audit Committee’s function is more fully described in its revised charter, which is available on our website at www.omegahealthcare.com. The Board of Directors reviews the Audit Committee Charter annually.
The Board of Directors has determined that each Audit Committee member is independent under the standards of director independence established under our corporate governance policies and the NYSE listing requirements and is also “independent” for purposes of Section 10A (m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that Stephen Plavin and Ben Perks each qualify as an “audit committee financial experts,” as defined by SEC rules.
Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our Company’s independent auditor, Ernst & Young LLP, is responsible for auditing and expressing opinions on the conformity of our Company’s consolidated financial statements with accounting principles generally accepted in the United States, and the effectiveness of our Company’s internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).
Audit Committee Report
The Audit Committee, with respect to the audit of Omega’s 2015 audited consolidated financial statements, reports as follows:
•
The Audit Committee has reviewed and discussed our 2015 audited consolidated financial statements with Omega’s management;

•
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

•
The Audit Committee has received written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from Omega;

•
Based on reviews and discussions of Omega’s 2015 audited consolidated financial statements with management and discussions with Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that Omega’s 2015 audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K; and

•
The Committee has also reviewed the services provided by Ernst & Young LLP discussed below and has considered whether provision of such services is compatible with maintaining auditor independence.

Audit Committee of the Board of Directors
Stephen D. Plavin, Chairman
Barbara B. Hill
Harold J. Kloosterman
Edward Lowenthal
Ben W. Perks

Independent Auditors
Ernst & Young LLP audited our financial statements for each of the years ended December 31, 2015, 2014, and 2013. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting. Approval of our independent auditors is not a matter required to be submitted to stockholders; however, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate practice.
Fees
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our Company’s annual financial statements for the fiscal years 2015 and 2014 and fees billed for other services rendered by Ernst & Young LLP during those periods, all of which were pre-approved by the Audit Committee.
	Year Ended December 31,
	2015 ($)	2014 ($)
Audit Fees	1,903,000	1,144,000
Audit-Related Fees	—	65,000
Tax Fees	1,538,000	262,000
All Other Fees	2,000	—
Total	3,443,000	1,471,000

Audit Fees
The aggregate fees billed by Ernst & Young LLP for professional services rendered to our Company for the audit of our Company’s annual financial statements for fiscal years 2015 and 2014, the audit of the effectiveness of our Company’s internal control over financial reporting related to Section 404 of the Sarbanes-Oxley Act of 2002 for fiscal years 2015 and 2014, the reviews of the financial statements included in our Company’s Forms 10-Q for fiscal years 2015 and 2014, and services relating to securities and other filings with the SEC, including comfort letters and consents, were approximately $1,903,000 and $1,144,000 respectively.
Audit Related Fees
Ernst & Young LLP was engaged to perform services for our Company in connection with due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, or consultation concerning financial accounting and reporting standards for fiscal years 2015 and 2014. These services cost $0 and $65,000 for the fiscal years ended 2015 and 2014, respectively.
Tax Fees
The aggregate fees billed by Ernst & Young LLP for professional services to our Company relating to tax compliance, tax planning and tax advice for fiscal years 2015 and 2014 were approximately $1,538,000 and $262,000 respectively. The increase in tax fees primarily relates to tax compliance related to transitioning to an umbrella partnership REIT structure (UPREIT) and tax advice related to our U.K. investments.
All Other Fees
The aggregate other fees billed by Ernst & Young LLP to our Company for fiscal years 2015 and 2014 were approximately $2,000 and $0, respectively.

Determination of Auditor Independence
The Audit Committee considered the provision of non-audit services by our independent auditor and has determined that the provision of such services was consistent with maintaining the independence of Ernst & Young LLP.
Audit Committee’s Pre-Approval Policies
The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all service performed by, our Company’s independent auditor, provided, however, pre-approval requirements for non-audit services are not required if all such services: (1) do not aggregate to more than five percent of total revenues paid by us to our accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit.
At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with its pre-approval policies and procedures described herein.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Background on Advisory Vote
Federal legislation (Section 14A of the Exchange Act) requires that we include in this Proxy Statement a non-binding stockholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “Say-on-Pay”).
Our Executive Compensation Program
As described more fully in our Compensation Discussion and Analysis section beginning on page 24 of this Proxy Statement (“CD&A”) and the related tables and narrative, we design our executive compensation program to reward, retain and, in the case of new hires, attract executive officers to support our business strategy, achieve our short-term and long-term goals, and provide continued success for our customers, stockholders, employees and communities. At the core of our executive compensation program is our pay-for-performance philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our executive compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles.
The Compensation Committee periodically engages in a comprehensive review to establish the annual salaries and the terms and conditions of annual cash bonus opportunities, long-term incentive awards and employment agreements with our executive officers. As a result of the most recently completed review in 2016, the Compensation Committee implemented a restructured executive compensation program as described in CD&A below. The compensation programs for 2014 and 2015, including long-term incentive awards thereunder covering periods from December 31, 2013 through December 31, 2017 were also described in the CD&A included in the Company’s proxy statement for our 2015 annual meetings of stockholders, at which over 97% of the votes cast voted to approve the Company’s executive compensation in the advisory “Say-on-Pay” vote. The Compensation Committee considered these results and believes the voting results reflect strong stockholder support for the Company’s executive compensation.
We urge you to read the CD&A section of this Proxy Statement and the tables and narrative for the details on the Company’s executive compensation program, including the executive compensation programs implemented for 2016-2018, 2015-2017 and 2014-2016. Our executive compensation programs emphasize pay for performance, such that the interests of our executive officers, including the Chief Executive Officer, are aligned with the interests of stockholders. In particular, we believe that stockholders should note the following in evaluating our executive compensation program, which should be read in conjunction with the more detailed discussion in our CD&A:
•
The Company’s history of generating total shareholder return (stock price growth plus dividends, referred to as “TSR”) continues to lead the healthcare REIT sector and remains near the top of all publicly held REITs. The Company generated:

◦
the highest TSR of all publicly traded healthcare REITs for each of the three-, four- and five-year periods ended December 31, 2015*;

◦
the highest TSR of all publicly traded healthcare REITs for each of the ten-year periods ended December 31, 2015, 2014, 2013 and 2012*;

◦
the third highest TSR of all publicly traded REITS for the ten-year period ended December 31, 2015*; and

◦
annualized compounded TSR of 20.37% versus 4.75% for the FTSE NAREIT Equity Health Care Index and 11.06% for the MSCI U.S. REIT Index for the three-year period ended December 31, 2015.

*
TSR ranking information is based on data from KeyBanc Capital Markets.

•
50% of the 2014-2016 and 2015-2017 long-term incentive compensation awards are time-based equity awards, and 50% are performance-based equity awards.

•
For the 2014-2016 and 2015-2017 performance-based equity awards, 50% is based on TSR, and 50% is based on total shareholder return relative to an index (“Relative TSR”) (in this case, the MSCI U.S. REIT Index).

•
Our annual grants of time-based equity awards for 2014-2016, 2015-2017 and 2016-2018 are subject to three-year “cliff vesting,” except in the case of death, disability, termination without cause or resignation for good reason. Unlike restricted stock grants at some companies, our time-based awards for 2014-2016 do not vest ratably over the term, but will generally only be earned if the executive officer remains employed for three years.

•
Our Compensation Committee has established appropriately challenging performance goals for performance-based equity awards generally based on three-year performance periods. In addition, performance-based equity awards for three-year performance periods are subject to quarterly time-based vesting in the year following the end of the performance period. Accordingly, the required TSR and Relative TSR for the 2014-2016 and 2015-2017 performance-based equity awards are as follows:

Performance Goals for 2014-2016 and 2015-2017 Performance Periods
Performance Units	Threshold	Target	High
TSR (annualized and compounded annually for the multi-year PRSUs)	8%	10%	12%
Relative TSR-Based Performance Units vs. Peer Group	-300 basis points	0	+300 basis points
•
For the 2016-2018 long-term incentive compensation awards, we increased the performance-based proportion of the overall awards, so that 60% are performance-based equity awards and 40% are time-based equity awards.

•
For the 2016-2018 performance-based equity awards, we are using the FTSE NAREIT Equity Health Care Index for measuring Relative TSR and we made the Relative TSR performance goals more robust, increasing the required Relative TSR by 50 basis points at each of the threshold, target and high performance levels (as compared to the required Relative TSR required for the 2014-2016 and 2015-2017 awards). Accordingly, the required Relative TSR for the 2016 awards is as follows:

Performance Goals for 2016-2018 Performance Period
Relative TSR-Based PRSUs	Threshold	Target	High
Basis Points	-250	+50	+350
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At least 70% of each officer’s annual cash bonus opportunity is based on objective performance metrics.

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The Compensation Committee is advised by an independent compensation consultant who provides no other services to the Company.

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The Company has implemented majority voting in the election of directors.

Proposed Vote
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
RESOLVED, that the Company’s stockholders approve the compensation of the Company’s executive officers as described in this Proxy Statement, including the “Compensation Discussion and Analysis” section, the compensation tables and the other narrative compensation disclosures.

Because the vote is advisory, it will not be binding upon the Board of Directors, the Compensation Committee or the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome on this proposal; however, the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.
Voting Required for Approval
Approval, on an advisory basis, of the compensation of our executive officers will be decided by a majority of the votes cast by all stockholders entitled to vote. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board
The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s executive officers as described in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
Our CD&A addresses the following topics:
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the members and role of our Compensation Committee, which we refer to as the “Committee” in this CD&A;

•
our compensation-setting process;

•
our philosophy and objectives regarding executive compensation;

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the components of our executive compensation program; and

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our compensation decisions for fiscal year 2015 and 2016.

The Compensation Committee
Each member of the Committee qualifies as an independent director under the NYSE listing standards and under our Board of Directors’ standards of independence. The Committee’s responsibilities and functions are governed by its charter, which is available at our website at www.omegahealthcare.com. The Committee determines the compensation of our executive officers and reviews with the Board of Directors all aspects of compensation for our executive officers. The Committee also periodically reviews the compensation of our directors and makes recommendations regarding possible adjustments for consideration by the Board of Directors. To the extent not otherwise inconsistent with its obligations and responsibilities, the Committee may form subcommittees (which shall consist of one or more members of the Committee) and delegate authority to such subcommittees as it deems appropriate. The Committee reports to the Board of Directors as it deems appropriate and as the Board of Directors may request.
The Committee is also responsible for the following activities in addition to the other activities listed in the Committee’s charter:
•
determining and approving the compensation for the Chief Executive Officer and our other executive officers following an evaluation of their performance in respect of goals and objectives established by the Committee and such other factors as the Committee deems appropriate;

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reviewing and recommending for the Board of Directors’ approval (or approving, where applicable) the adoption and amendment of our director and executive officer incentive compensation and equity-based plans;

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administering our incentive compensation and equity-based plans and approving such awards thereunder as the Committee deems appropriate;

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reviewing and monitoring succession plans for the Chief Executive Officer and our other executive officers;

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preparing, reviewing and discussing with management the CD&A required by SEC rules and regulations and recommending to the Board of Directors whether the CD&A should be included in our proxy statement or other applicable SEC filings;

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overseeing and administering any employment agreements that are entered into between us and any executive officer; and

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performing such other activities consistent with its charter, our Bylaws, governing law, the rules and regulations of the NYSE and such other requirements applicable to us as the Committee or the Board of Directors deems necessary or appropriate.

Compensation Committee Meetings and Process
The Committee meets as often as necessary to perform its duties and responsibilities. The Committee met eight times during the year ended December 31, 2015. The Chairmen of the Committee work, from time to time, with the Chief Executive Officer and other members of the Committee to establish the agenda for the Committee’s meetings. The Committee typically meets in one or more executive sessions each year to evaluate the performance of our executive officers, to determine their bonuses for the prior year, to establish bonus metrics for the current year, to set salaries for the current year and to approve any grants of equity incentive compensation, as the case may be. Additionally, the Committee meets with Omega’s legal counsel and from time to time with other outside advisors as the Committee determines appropriate.
The Committee receives and reviews materials in advance of its meetings. These materials include information that management believes will be helpful to the Committee as well as materials that the Committee may from time to time request. Depending upon the agenda for the particular meeting, these materials may include, among other things:
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reports from compensation consultants or legal counsel;

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an analysis of the compensation of our executive officers and directors as compared to the compensation paid to the executive officers and directors by the members of our peer group;

•
financial reports on year-to-date performance versus budget and compared to prior year performance, as well as other financial data regarding us and our performance;

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reports on our strategic plan and budget for future periods;

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information on the executive officers’ stock ownership and holdings of equity-based incentives; and

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reports on the levels of achievement by each executive officer of individual and corporate objectives.

The Committee periodically engages in a comprehensive review to establish the annual salaries and the terms and conditions of annual cash bonus opportunities, long-term incentive awards and employment agreements with our executive officers. Our Chief Executive Officer meets with the Committee at least annually to provide information to the Committee regarding management’s views regarding its performance as well as other factors the Chief Executive Officer believes should impact the compensation of our executive officers. In addition, the Chief Executive Officer provides recommendations to the Committee regarding the compensation for each of the executive officers and the business and performance targets for long-term incentive awards and annual cash bonuses.
Compensation Committee Advisors
The Committee charter grants the Committee the sole and direct authority to engage and terminate advisors and compensation consultants and to approve their fees and retention terms. These advisors and consultants report directly to the Committee, and we are responsible for paying their fees.
Executive Compensation Reviews
2013
The Committee undertook to review and update the Company’s executive compensation program in 2013. In connection with the review, the Committee engaged FPL Associates, L.P. (“FPL”) as a consultant to the Committee. FPL has not performed any work for us other than work for which it has been engaged by the Committee from time to time. FPL presented to the Committee FPL’s analysis that included, but was not limited to, recommendations regarding the composition of a peer group of companies that would be the basis for a benchmarking evaluation of the Company’s compensation programs, the status of our current compensation program as compared to those of our peer companies, the methodologies behind the research and analysis it used to prepare the comparisons, and a proposed plan covering all aspects of the compensation for our executive officers. The analysis and process resulted in executive employment agreements with each of our executive officers that were entered into in November 2013 and have terms that ran through December 31, 2016, and the design and implementation of a compensation program including long-term incentives for periods beginning December 31, 2013 and ending December 31, 2016.
2015
In 2015, the Committee again undertook to review and update the Company’s executive compensation program in light of the then pending merger on April 1, 2015, of Aviv REIT, Inc. (“Aviv”) with and into a wholly owned subsidiary of Omega (the “Merger”). The Committee considered that among other changes, the Company’s market capitalization was projected to increase to approximately $10 billion after the Merger from $6.5 billion before the Merger. In connection with this comprehensive review of the compensation program for our executive officers, the Committee again engaged FPL as a consultant to the Committee to provide the same type of assistance and analysis as it had in 2013. The analysis and process resulted in the design and implementation of a compensation program including long-term incentives for the period beginning January 1, 2015 and ending December 31, 2017. In March 2015 (April 1 for Mr. Insoft), the Company entered into executive employment agreements with each of our executive officers having terms that ran through December 31, 2017.
2016
In 2016, the Committee again undertook to review and update the Company’s executive compensation program as a result of the Company’s increased market capitalization resulting in part from the 2015 Merger with Aviv. In connection with that review of the compensation system for our executive officers, the Committee again engaged FPL as a consultant to the Committee to advise the committee in structuring and benchmarking the compensation arrangements for the Executive Officers against information derived from a peer group compiled by FPL and approved by the Compensation Committee. The results of that review are summarized below and a more detailed discussion will be included in our 2017 proxy statement.
Peer Group Benchmarking
2013
Based on the analysis provided by FPL and with the input of the members of the Committee, the Committee determined that FPL’s analysis would be benchmarked based on two peer groups of public REITs comparable to the Company, one based on size (the “Size Peer Group”) and one based on asset class (the “Asset Peer Group”), that were identified by FPL in December 2013. The “Size Peer Group” consists of 11 REITs with market or total capitalization comparable to the Company. The “Asset Peer Group” is comprised of 7 public REITs, all of which operate in the health care sector. The “Size Peer Group” and “Asset Peer Group” are made up of the following REITs:
Size Peer Group	Asset Peer Group
BioMed Realty Trust, Inc.	HCP, Inc.
Corporate Office Properties Trust	Health Care REIT, Inc.
EPR Properties	Healthcare Realty Trust Incorporated
Federal Realty Investment Trust	LTC Properties, Inc.
Healthcare Realty Trust Incorporated	Medical Properties Trust, Inc.
LTC Properties, Inc.	National Health Investors, Inc.
Medical Properties Trust, Inc.	Ventas, Inc.
National Health Investors, Inc.
National Retail Properties, Inc.
Realty Income Corporation
Washington Real Estate Investment Trust
The Committee recognized that healthcare REITs can be viewed as a sub-sector of the REIT industry since healthcare REITs are often subject to different market conditions than the real estate industry generally, such as the impact of healthcare reimbursement policy. The Committee also recognized that compensation of REIT executives is generally correlated with the size of the REIT. Accordingly, the Committee considered both the Size Peer Group and the Asset Peer Group and with advice from FPL determined that the data relating to the Size Peer Group would be weighted 66-2/3% and the data relating to the Asset Peer Group would be weighted 33-1/3% for purposes of developing peer group compensation data. Analyses performed included a comparison of salaries, annual bonus programs, and equity-based incentive compensation of comparable officers for each company as well as total compensation over a three-year period as compared to total shareholder return generated over such period.

2015
Based on analysis provided by FPL and with the input of the members of the Committee, the Committee determined that a new peer group should be composed in light of the projected increase in Omega’s market capitalization of roughly 50% as a result of the then pending Merger. In January 2015, the Committee determined that FPL’s analysis would be benchmarked based on one peer group of public REITs that were identified by FPL as being comparable to the Company after the Merger with Aviv based on asset size, asset class, geography and other factors. The 2015 Peer Group consists of the following 14 REITs:
2015 Peer Group
BioMed Realty Trust, Inc.
Duke Realty Corporation
EPR Properties
Federal Realty Investment Trust
HCP, Inc.
Health Care REIT, Inc.
Healthcare Trust of America
LaSalle Hotel Properties
Lexington Realty Trust
National Retail Properties, Inc.
Realty Income Corporation
Spirit Realty Capital, Inc.
Ventas, Inc.
W.P. Carey, Inc.
Analyses performed included a comparison of salaries, annual bonus programs, and equity-based incentive compensation of comparable officers for each company as well as total compensation over a three-year period as compared to total shareholder return generated over such period.
2016
For 2016, the Committee updated the 2015 Peer Group based on analysis provided by FPL. The criteria for selection included the following factors: similarity to Omega in terms of property focus, net lease structure, market capitalization, and geographic business region. In addition, the Committee also considered whether the proposed peer group company was a member of Omega’s 2015 Peer Group, whether the company uses Omega as a peer for compensation benchmarking purposes, and whether ISS lists the company as an Omega peer. Not all criteria had to be met for inclusion in the peer group. FPL suggested that maintaining consistency in the peer group from 2015 was a worthwhile consideration. Accordingly, the Committee made minimal changes to the 2015 Peer Group for 2016, adding Care Capital Properties, which had then recently completed a spin-off from Ventas, Inc. and had a property focus that included post-acute care and skilled nursing facilities, and removed BioMed Realty Trust, Inc., which was then pending acquisition by Blackstone Real Estate.
Compensation Policy and Objectives
Our executive compensation programs are designed to attract and retain the highest quality executive talent possible and, more importantly, to provide meaningful incentives for our executive officers to strive to enhance shareholder value over both near and longer term periods in a manner that balances potentially competing incentives that could create risk. The Committee’s current executive compensation philosophy is based on these fundamental principles: (i) all compensation should be referenced on an analysis of the practices of appropriate peer groups as well as industry surveys, (ii) compensation grants and changes to compensation should be performance- and responsibility-based, (iii) base salaries should be at approximately the median for similar positions of the applicable peer groups, and (iv) a substantial portion of executive compensation should be performance-based and tied to shareholder return over time.

The policy and the guidelines followed by the Committee historically have been directed toward providing compensation and incentives to our executive officers in order to achieve the following objectives:
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reward performance and initiative;

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be competitive with other REITs viewed as competitors for executive talent;

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be significantly related to accomplishments and our short-term and long-term successes, particularly measured in terms of growth in adjusted funds from operations on a per share basis and total shareholder return;

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structure incentive programs utilizing various performance metrics to minimize the potential for risk associated with over-weighting any particular performance metric;

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align the interests of our executive officers with the interests of our stockholders; and

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encourage and facilitate our executive officers’ ability to achieve meaningful levels of ownership of our common stock.

The Role of Stockholder Say-on-Pay Votes
The Company provides its stockholders with the opportunity to cast an annual advisory “say-on-pay” vote on executive compensation. At the Company’s 2015 annual meeting of stockholders, over 97% of the votes cast were voted in favor of the 2015 say-on-pay proposal. The Committee believes the voting results reflect strong stockholder support for the Company’s approach to executive compensation. The Committee considered these results in designing an executive compensation program going forward as described herein. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our executive officers.
In considering the voting results of prior say-on-pay proposals, the Committee was aware that the Company’s past practice of granting long-term incentives once every three years resulted in significant year-to-year variation in the value of grants. Accordingly, for performance periods beginning in 2014, the Committee decided to move from the approach of making grants of long-term incentives once every three years to making grants of long-term incentives each year for rolling three year periods.
Employment Agreements
Effective March 31, 2015, the Committee approved new employment agreements with each of our then serving executive officers. Effective April 1, 2015, the Committee approved an employment agreement with Steven J. Insoft, which was executed as of April 1, 2015. Steven Insoft, previously Aviv’s President and Chief Operating Officer, was appointed as Omega’s Chief Corporate Development Officer effective as of the completion of the Merger with Aviv and, as such, became an executive officer of Omega on April 1, 2015. Pursuant to the employment agreements, our executive officers have similarly structured compensation plans consisting of base salary, annual cash bonus opportunity, and long-term incentive opportunity. All of the employment agreements were due to expire on December 31, 2017. On July 31, 2015, R. Lee Crabill retired and entered into a consulting agreement with the Company. Effective March 17, 2016, the Compensation Committee approved amendments to the employment agreements of the five remaining executive officers to update the non-competition provisions to reflect changes in the long-term care industry and extend the terms until December 31, 2018. See “Compensation and Severance Agreements” herein.
Elements of Compensation
Annual Base Salary
Our approach to annual base salary levels has been to offer competitive salaries in comparison with prevailing market practices for comparable positions at our peer group companies. The Committee evaluates and reviews the executive officers’ annual base salaries in connection with its annual review of management’s performance and based on input from our Chairman of the Board and our Chief Executive Officer. In undertaking the annual review, the Committee considers the decision-making responsibilities of each position and the experience, work performance and team-building skills of each incumbent executive officer, as well as our overall performance and the achievement of our strategic objectives and budgets. The Committee generally views work performance as the single most important measurement factor, followed by team-building skills and decision-making responsibilities. The Committee also reviews internal pay equity in the context of the target level of performance when making base salary decisions, although neither internal pay equity nor any performance level is a dispositive factor. The Committee also considers the effect of increasing base salary on other aspects of the overall executive compensation program.
In general, in connection with the Committee’s retention of FPL to perform compensation reviews in 2013, 2015 and 2016, the Committee attempted to establish executive base salaries at the market median, based on analysis provided by FPL, with appropriate adjustments to preserve internal pay equity. The base salaries for our executive officers for 2015 are set forth below. For 2016, the aggregate base salaries for all the executive officers were increased by 2.67% over the aggregate base salaries for 2015.
Name	2015 Base Salary ($)
C. Taylor Pickett	$750,000
Daniel J. Booth	$470,000
Steven J. Insoft	$460,000
Robert O. Stephenson	$450,000
R. Lee Crabill	$350,000
Michael D. Ritz	$300,000
Annual Cash Bonus Opportunity
Our historical compensation practices have embodied the principle that annual cash bonuses based primarily on achieving objectives that enhance long-term stockholder value are desirable in aligning stockholder and management interests. The Committee strives to award individual annual bonuses for each executive officer consistent with market practices for positions with comparable decision-making responsibilities and that reward individual contributions by each executive officer.
We accrue estimated bonuses for our executive officers throughout the year service is performed relating to such bonuses, and thus bonuses are expensed in the year they are earned, assuming they are approved by the Compensation Committee. Each executive officer must include his bonus in his taxable income in the year the bonus is paid, which is the year following the year in which the bonus is earned.
2015 Annual Cash Bonus Opportunity
The Committee established the 2015 cash bonus opportunities for the executive officers subject to the achievement of the performance criteria established below:
	Annual Incentive (% of Base Salary)
Name	Threshold	Target	High
C. Taylor Pickett	100%	125%	150%
Daniel J. Booth	50%	75%	100%
Stephen J. Insoft	50%	75%	100%
Robert O. Stephenson	50%	75%	100%
R. Lee Crabill	40%	60%	80%
Michael Ritz	40%	60%	80%
Steven Insoft’s 2015 bonus was not prorated but was based on his full annual rate of base salary for 2015 reflecting the Committee’s assessment of the value of his contribution in connection with the completion of the Merger with Aviv.

The Committee established the cash bonus metrics and payout levels as set forth below:
% of Bonus Opportunity	Metric	Threshold(4)	Target(4)	High(4)
40%	Adjusted FFO per share(1)	$2.98	$3.01	$3.04
30%	Tenant quality(2)	Less than 2%	Less than 1.5%	Less than 1%
30%	Subjective(3)

(1)
The adjusted funds from operations (“adjusted FFO”) per share metric is subject to adjustment to reflect the pro forma impact of changes to the Company’s capital structure that were not contemplated in the annual budget approved by the Board of Directors.

(2)
2015 uncollected rents as a percentage of 2015 gross revenues.

(3)
Subjective determination of the Committee, including among other things, factors such as subjective evaluation of individual performance, Funded Debt/Total Asset Value and/or credit rating upgrade from a rating agency.

(4)
As to any bonus metric except the subjective metric, if the level of achievement of the relevant performance metric is between threshold and target or between target and high, then the portion of the bonus earned with respect to that metric will be based on linear interpolation.

Funds from operations (“FFO”) and adjusted FFO are non-GAAP financial measures. The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairment on real estate assets. Investors and potential investors in the Company’s securities should not rely on non-GAAP financial measures as a substitute for any GAAP measure, including net income. Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of certain non-cash stock-based compensation and certain revenue and expense items as more fully set forth in the reconciliation in the Company’s earnings release included as Exhibit 99.1 to the Form 8-K furnished on February 10, 2016. The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs.
In connection with determining the level of subjective bonuses earned with respect to 2015 performance, the Chief Executive Officer provided the Committee with an assessment of each executive officer’s performance in 2015 and his respective contribution to the Company’s success in addressing the uncertain economy and challenging conditions in the capital markets. The Committee, after consultation with the Chief Executive Officer, determined to award each executive officer the full amount of the subjective portion of his bonus for 2015. The principal factors noted in the assessment of the executive officers’ 2015 performance included:
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The Company’s history of generating TSR continues to lead the healthcare REIT sector and remains near the top of all publicly held REITs. The Company generated:

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the highest TSR of all publicly traded healthcare REITs for each of the three-, four- and five-year periods ended December 31, 2015*;

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the highest TSR of all publicly traded healthcare REITs for each of ten-year periods ended December 31, 2015, 2014, 2013 and 2012*;

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the third highest TSR of all publicly traded REITS for the ten-year period ended December 31, 2015*; and

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annualized compounded TSR of 20.37% versus 4.75% for the FTSE NAREIT Equity Health Care Index and 11.06% for the MSCI U.S. REIT Index for the three-year period ended December 31, 2015.

*
TSR ranking information is based on data from KeyBanc Capital Markets.

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an upgrade by Moody’s of the Company’s credit rating from BBB- to Baa3;

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an upgrade by Standard & Poor’s of the Company’s credit rating from BB+ to BBB-;

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the Company’s sale of  $440,000,000 of common stock in an underwritten public offering;

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the Company’s sale of  $1,300,000,000 in newly issued investment grade senior notes;

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the Company’s successful closing of the Merger with Aviv and coordinated integration of Aviv’s operations and personnel with the Company’s including the restructuring of the Company to implement an UPREIT structure utilizing an operating partnership;

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the Company’s closing on approximately $500,000,000 in acquisitions and capital expenditure funding (exclusive of the Aviv Merger); and

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The Company’s successful completion of its Certificate of Need strategy in Florida, with eight awards and one pending as of the Committee’s determination.

Adjusted FFO per share for 2015 was $3.08 and tenant quality (uncollected rents as a percentage of gross revenues) for 2015 was 0.11%, both of which exceeded the high level of performance for these metrics under the 2015 annual cash bonus program. Based on the achievement of the adjusted FFO and tenant quality components at the high level and the Committee’s determination that the subjective performance goal had been achieved at the high level for each executive officer, the Committee approved the following cash bonuses relating to 2015 performance:
	Total Cash Bonus Paid for 2015 ($)
	C. Taylor Pickett	Daniel J. Booth	Steven J. Insoft	Robert O. Stephenson	R. Lee Crabill	Michael D. Ritz
Adjusted FFO (40%)	450,000	188,000	184,000	180,000	112,000	96,000
Tenant Quality (30%)	337,500	141,000	138,000	135,000	84,000	72,000
Individual/Subjective Measures (30%)	337,500	141,000	138,000	135,000	84,000	72,000
Total Cash Bonus Paid for 2015	1,125,000	470,000	460,000	450,000	280,000	240,000

2016 Annual Cash Bonus Opportunity
In 2016, the Committee established the 2016 cash bonus opportunities for the executive officers using the same performance criteria and weightings as applied to the 2015 annual cash bonus opportunities, except that the required levels of adjusted FFO per share were increased to $3.25, $3.27 and $3.30, for threshold, target and high achievement respectively, based on the Company’s 2016 operating budget approved by the Board. The opportunities as percentages of annual base salary for each of the five remaining executive officers at the various performance levels remain the same as for 2015, except that Mr. Pickett’s opportunity at the high level of achievement was increased from 150% to 200% of annual base salary. The Committee made this change (which is consistent with several companies in the peer group) to bring Mr. Pickett’s overall compensation at the high level of performance into line with that of the median of the peer group.
Stock Incentive Awards
Stock Incentives from December 31, 2013 Forward
Overview
The Committee designed, with assistance and advice from FPL, a new long-term incentive compensation program for periods beginning in 2014. Prior to 2014, The Company’s last long-term incentive compensation grants were approved in 2011 for the period January 1, 2011 through December 31, 2013.
The Committee noted that the Company’s historical practice of granting long-term incentive compensation only once every three years resulted in a substantial portion of long-term incentive compensation being dependent upon market price fluctuations of our common stock during the final month of the three-year performance period. The Committee also concluded that its past practice of granting long-term incentive awards only once every three years created the appearance of significantly higher compensation (based on the grant date fair value of the full award used for accounting purposes) in the year of grant and lower compensation in the remaining years of the program, even though the awards are earned over three years. Accordingly, rather than making a single round of restricted stock units that vest based on time in service (“RSUs” or “time-based RSUs”) and performance-based restricted stock units (“PRSUs”) for the 2014-2016 performance cycle with no additional long-term incentive awards until 2017, the Committee decided to implement a new long-term incentive compensation program effective January 1, 2014 with smaller annual equity grants than previous equity grants made once every three years. As a result, the long-term incentive compensation program was shifted from sequential “end-to-end” grant cycles (i.e., 2008-2010, 2011-2013) to “rolling three-year” grant cycles (i.e., 2014-2016, 2015-2017, 2016-2018).
The Committee worked with FPL to determine the appropriate size of the annual awards and appropriate adjustments to reflect the transition to an annual grant cycle. As of November 15, 2013, the Committee approved the grant, effective January 1, 2014, of long-term incentive compensation awards to each of the officers as the first grant under the new annual rolling three year long-term incentive compensation program. As of November 15, 2013, the Committee also approved the grant, effective December 31, 2013, of one-time transition awards to each of the executive officers to make up for the lost compensation opportunity that the executive officers would otherwise suffer in the Company’s transition in 2014 from the three-year end-to-end long-term incentive compensation program to the annual rolling three-year long-term incentive compensation program.
As part of the 2013 process, the Committee considered granting equity-based awards in a manner that would provide executive officers the opportunity to earn, for superior total shareholder return performance above target levels, compensation at the 75th percentile of the 2013 peer group. However, the Committee noted that the grant date fair value of performance-based awards is significantly discounted to reflect the risk of achievement of the performance goals, and that as a result the projected estimated economic value of performance awards at the 75th percentile for high performance would be higher than the level that the Committee viewed as appropriate at the time. (“Projected estimated economic value” refers to the projected economic value of the awards, including projected dividends, potentially realizable by the executive officer at the end of the performance period assuming that TSR and Relative TSR are achieved at the threshold, target or high level, without any discount to reflect the risk of non-achievement of the performance goals.) As a result, in 2013 the Committee determined that stock incentive grants would be based on projected estimated economic value rather than the grant date fair value for accounting purposes, reducing the size of the awards from the levels initially considered. Accordingly, the number of shares of common stock of the Company issuable under the annual grants and the transition grants are based on projected estimated economic value, rather than the estimated aggregate compensation expense to be recognized by the Company for accounting purposes. The Company expects that the compensation expense associated with the annual and transition grants for accounting purposes will be substantially less than the projected estimated economic value determined at the target level.
The significant features of the long-term incentive compensation grants are summarized below. The timing of payment described below assumes that the officer has not elected to defer receipt of the common stock or dividend equivalents under the Company’s Deferred Stock Plan.
One-Time Transition Grants effective December 31, 2013
The Committee noted that transitioning from the prior three-year end-to-end long-term incentive compensation program to the annual rolling three-year long-term incentive compensation program would result in a vesting shortfall until the fourth year of rolling three-year grants. FPL calculated this shortfall to be 175% of the projected estimated economic value of each executive officer’s 2014 annual grants described below. The Committee determined to address this shortfall by making one-time transition grants of RSUs and PRSUs for the period from December 31, 2013 through December 31, 2016 with the projected estimated economic values at target shown in the table below. The threshold, target and high levels of long-term incentive compensation reflect the aggregate projected estimated economic value from the vesting of time-based RSUs and from PRSUs based on TSR and Relative TSR performance at the indicated performance level over the performance period.

	Projected Aggregate Estimated Economic Value Transition Grants* ($)
Name	Threshold	Target	High
C. Taylor Pickett	3,598,312	7,425,496	13,558,791
Daniel J. Booth	2,113,236	4,076,529	7,276,645
Robert O. Stephenson	1,491,260	3,117,939	5,737,421
R. Lee Crabill	1,100,234	2,213,936	4,042,656
Michael D. Ritz	215,215	440,967	1,213,120

*
Represents aggregate projected estimated economic value potentially realizable by the executive officer for the three year period ending December 31, 2016. The Company’s anticipated aggregate compensation expense for accounting purposes is expected to be substantially less than the amount shown at target. See “Overview” above.

The Committee determined that the projected estimated economic value of the transition grants, determined at the target level, should be split equally between time-based RSUs as a retention incentive and PRSUs as a performance incentive.
2013 Restricted Stock Unit Awards
The number of shares of the Company’s common stock subject to the transition RSU grants was projected to produce as of December 31, 2016, one-half of the projected estimated economic value at target in the table immediately above. Each RSU award is subject to three-year ratable vesting (1/3 per year) on December 31, 2014, 2015 and 2016 and will be subject to the executive officer’s continued employment on the vesting date, except in the case of death, “disability,” termination by the Company without “cause,” or resignation for “good reason” (as those terms are defined in the award agreement, each a “Qualifying Termination”) that occurs after, or within 60 days before, a “change in control” (as defined in the award agreement), in which case vesting is accelerated 100%. Dividend equivalents accrue on the RSUs and will be paid currently on unvested and vested units. The number of vested RSUs will be paid in Company common stock upon vesting.
The time-based RSUs granted by the Committee as of December 31, 2013 were for the number of shares shown in the chart below.
Name	12/31/2013 Grants of Time-Based Restricted Stock Units
C. Taylor Pickett	90,149
Daniel J. Booth	49,491
Robert O. Stephenson	37,853
R. Lee Crabill	26,878
Michael D. Ritz	5,354
2013 Performance Restricted Stock Unit Awards
The number of shares of Company common stock subject to the transition grants of PRSUs at each performance level (threshold, target and high) is projected to produce as of December 31, 2016, an amount equal to the projected estimated economic value shown in the table above less the projected estimated economic value attributable to the RSUs under the transition grants. Therefore, the total number of shares issued under the PRSUs if target performance is achieved will be equal to the number of shares subject to the RSUs under the transition grant. The total number of shares issued under the PRSUs if threshold performance is achieved will be less, and if high performance is achieved will be more, than the number of shares subject to the RSUs under the transition grant. The PRSUs are split into three component grants relating to the one-, two- and three-year performance periods starting December 31, 2013, respectively. The Committee determined to more heavily weight the three-year performance period by allocating 42.8% of projected estimated economic value of the transition PRSUs to the three-year performance period component and 28.6% to each of the one-year and two-year performance period components. The number of PRSUs earned for each performance period depends 50% on the level of TSR and 50% on the level of Relative TSR achieved over the performance periods ending December 31, 2014, December 31, 2015 and December 31, 2016, respectively, as set forth in the table below.
TSR-Based PRSUs	Threshold	Target	High
TSR (annualized and compounded annually)	8%	10%	12%
Relative TSR-Based PRSUs
Basis Points	-300	0	+300
If TSR is between threshold and target or between target and high, TSR is rounded to the closest 0.5% percentage points and the number of PRSUs earned is determined by interpolation. If Relative TSR is between threshold and target or between target and high, Relative TSR is rounded to the closest 50 basis points and the number of PRSUs earned is determined by interpolation. The baseline stock price from which TSR and Relative TSR will be measured for the PRSUs over each of the three performance periods is $31.43, the average closing price per share of the Company’s common stock for November and December 2013. TSR is determined by reference to the annualized change in the Company’s stock price per share including the reinvestment of dividends over the performance period. Relative TSR means the Company’s TSR as compared to the total shareholder return reported for an index (in the case of the 2013 PRSUs, the MSCI U.S. REIT Index) for the performance period. For calculating TSR and Relative TSR, the starting and ending stock prices used are the November and December average closing price per share at the beginning and the end of the performance periods.
The number of shares earned under the PRSUs will be determined as of the last day of each performance period. The earned PRSUs vest on the last day of the performance period, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If a change in control occurs, the performance period will end on the date of the change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR and Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control.
The PRSU awards granted by the Committee for the performance period commencing December 31, 2013 allow the executive officers to earn a number of shares shown in the applicable column (threshold, target or high) of the chart depending on the level of TSR (50% weighting) and Relative TSR (50% weighting) performance over the applicable performance period as set forth above.
PRSUs Granted for 12/31/2013-12/31/2014
Performance Period
Name	Threshold	Target	High
C. Taylor Pickett	554	25,782	63,620
Daniel J. Booth	1,312	14,154	33,826
Robert O. Stephenson	88	10,826	27,006
R. Lee Crabill	366	7,688	18,970
Michael D. Ritz	44	1,532	6,468
PRSUs Granted for 12/31/2013-12/31/2015
Performance Period
Name	Threshold	Target	High
C. Taylor Pickett	554	25,783	63,621
Daniel J. Booth	1,313	14,155	33,826
Robert O. Stephenson	89	10,826	27,004
R. Lee Crabill	365	7,686	18,968
Michael D. Ritz	44	1,530	6,468

PRSUs Granted for 12/31/2013-12/31/2016
Performance Period
Name	Threshold	Target	High
C. Taylor Pickett	828	38,584	95,208
Daniel J. Booth	1,964	21,182	50,620
Robert O. Stephenson	133	16,201	40,413
R. Lee Crabill	547	11,504	28,387
Michael D. Ritz	66	2,292	9,679
The earned and vested PRSUs will be paid in Company common stock, along with dividend equivalents to be paid in cash, within ten (10) days following the last day of the performance period or on the date of a change in control, if earlier.
Dividend equivalents declared with respect to the applicable performance period accrue on PRSUs that subsequently vest. Accrued dividend equivalents will be paid to the executive officer at the date the shares attributable to vested PRSUs are distributable.
Results of Performance Period Ending December 31, 2014
The TSR-based transition PRSUs that were subject to the one year performance period ending December 31, 2014 were earned at the high level. The Relative TSR-based PRSUs for the one year period ending December 31, 2014 were earned at a level between target and high, with Relative TSR of 211 basis points over the TSR of the MSCI U.S. REIT Index for the one-year period.
Results of Performance Period Ending December 31, 2015
The ending stock price for measuring TSR and Relative TSR for the transition PRSUs that were subject to the two year performance period ending December 31, 2015 was $33.81, the average closing price per share of the Company’s common stock for November and December 2015. This represented TSR of approximately 10.27%, between the required TSR of 10% and 12% to earn the PRSUs at the target level and high level, respectively. In accordance with the PRSU agreements, the level of TSR was rounded to 10.5%, the closest 0.5 percentage points The TSR for the two year period ending December 31, 2015 for the MSCI U.S. REIT Index was 13.95%, which was more than 300 basis points higher than the TSR of 10.27% of the Company for the same period. As a result, the Relative TSR-based transition PRSUs that were subject to the two year performance period ending December 31, 2015 were not earned and were forfeited as of December 31, 2015.
Annual Grants for Rolling Three-Year Periods commencing January 1, 2014
As mentioned above under the heading “Overview,” as of November 15, 2013 the Committee approved the grant, effective January 1, 2014, of long-term incentive compensation awards to each of the executive officers as the first grant under the new annual rolling three year long-term incentive compensation program (as well as the one-time transition grant discussed above under the heading “One-Time Transition Grants effective December 31, 2014”). The Committee based the size of the grants of RSUs and PRSUS effective January 1, 2014 on FPL’s calculation of the grant levels that would provide each executive officer an opportunity to earn that number of shares of common stock of the Company over a three year period that would produce the projected estimated economic value as of December 31, 2016 shown in the table below. The threshold, target and high levels of performance reflect the aggregate projected estimated economic value from the vesting of time-based RSUs and PRSUs based on TSR and Relative TSR performance at the indicated performance level over the performance period.

Targeted Projected Estimated Economic Value
Annual Grants for 2014-2016 Performance Period* ($)
Name	Threshold	Target	High
C. Taylor Pickett	2,056,178	4,243,141	7,747,880
Daniel J. Booth	1,207,563	2,329,445	4,158,083
Robert O. Stephenson	849,292	1,781,680	3,278,526
R. Lee Crabill	628,705	1,265,106	2,310,089
Michael D. Ritz	121,550	251,981	693,211

*
Represents aggregate projected estimated economic value potentially realizable by the executive officer for the three year period ending December 31, 2016. The Company’s anticipated aggregate compensation expense for accounting purposes is expected to be substantially less than the amount shown at target. See “Overview” above.

The Committee determined that the projected estimated economic value of the annual long-term incentive compensation grants, determined at the target level, should be split equally between RSUs as a retention incentive and PRSUs as a performance incentive.
2014 Restricted Stock Unit Awards
The number of shares of Company common stock subject to the annual RSU award was projected to produce as of December 31, 2016, one-half of the projected estimated economic value at target in the table immediately above. Each RSU award is subject to three-year cliff vesting on December 31, 2016 and will be subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. If the Qualifying Termination is not in connection with a change in control, the executive officer will vest in one-third of the RSUs for each year or partial year of service performed during the three year vesting period. If the Qualifying Termination occurs after, or within 60 days before, a change in control, vesting will be accelerated 100%. Otherwise, the 2014 RSU awards are subject to substantially similar provisions as the 2013 Restricted Stock Unit Awards.
The time-based RSUs granted as of January 1, 2014 were for the number of shares shown in the chart below.
Name	1/1/2014 Grants of Time-Based Restricted Stock Units
C. Taylor Pickett	51,514
Daniel J. Booth	28,281
Robert O. Stephenson	21,630
R. Lee Crabill	15,359
Michael D. Ritz	3,059
2014 Performance Restricted Stock Unit Awards
The total number of shares of Company common stock subject to annual grants of PRSUs at each performance level (threshold, target and high) is projected to produce as of December 31, 2016, an amount equal to the projected estimated economic value shown in the table above, less the projected estimated economic value attributable to the RSUs under the annual grants. Therefore, like the 2013 transition grants, the total number of shares issued under these PRSUs if target performance is achieved will be equal to the number of shares subject to the RSUs under the annual grant. Similarly, the total number of shares issued under the PRSUs if threshold performance is achieved will be less, and if high performance is achieved will be more, than the number of shares subject to the RSUs under the annual grant.
As for the 2013 Performance Restricted Stock Units Awards, the level of PRSUs that will be earned will be based (i) 50% on the level of TSR and (ii) 50% on the level of Relative TSR achieved over the three year performance period ending December 31, 2016. The same required levels of TSR and Relative TSR for the performance period will apply as applied for the 2013 Performance Restricted Stock Units Awards.

The PRSU awards granted by the Committee as of January 1, 2014 allow the executive officers to earn a number of shares shown in the applicable column (threshold, target or high) of the chart below depending on the level of performance over the three year performance period ending December 31, 2016.
PRSUs Granted 1/1/2014 for 1/1/2014-12/31/2016
Performance Period
Name	Threshold	Target	High
C. Taylor Pickett	1,106	51,514	127,114
Daniel J. Booth	2,622	28,280	67,584
Robert O. Stephenson	104	21,630	53,956
R. Lee Crabill	730	15,358	37,900
Michael D. Ritz	52	3,060	12,922
The same rules regarding rounding and interpolation for performance between levels apply as applied for the 2013 Performance Restricted Stock Unit Awards. The baseline stock price from which TSR and Relative TSR will be measured for the PRSUs over the three year performance period ending December 31, 2016 is $31.43, the average closing price per share of the Company’s common stock for November and December 2013.
The number of shares earned under the PRSUs will be determined as of the last day of the performance period. 25% of the earned PRSUs will vest on the last day of each quarter in the year following the end of the three year performance period (i.e., in 2017), subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination or will be accelerated 100% if the Qualifying Termination occurs on or after the end of the three year performance period. Like the 2013 transition grants of PRSUs, if a change in control occurs, the performance period will end on the date of the change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR and Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control. The earned and vested PRSUs will be paid in Company common stock, along with dividend equivalents to be paid in cash, within ten (10) days following the last day of the performance period or on the date of a change in control, if earlier.
Dividend equivalents declared with respect to the applicable performance period accrue on PRSUs that subsequently vest and are paid. Accrued dividend equivalents are paid to the executive officer at the date the shares attributable to vested PRSUs are distributable.
Annual Grants for Rolling Three-Year Periods commencing January 1, 2015
Overview
On March 30, 2015, the Compensation Committee approved the grant to the executive officers of long-term incentive compensation awards, effective March 31, 2015 (April 1, 2015 with respect to Steven Insoft) and subject to forfeiture if the Merger did not occur. The material terms (other than amounts) of the 2015 long-term incentive awards are substantially similar to the long-term incentive awards previously granted effective January 1, 2014. However, the 2015 long-term incentive compensation awards approved by the Compensation Committee include, as part of the awards, LTIP Units. LTIP Units are limited partnership units structured as profits interests of Omega OP. Pursuant to Omega OP’s partnership agreement; LTIP Units are convertible into OP Units, at the election of the holder, on a one-to-one basis, subject to conditions on minimum allocation to the capital accounts of the holders of LTIP Units for federal income tax purposes. Each OP Unit is redeemable at the election of the holder for cash equal to the then fair market value of one share of Omega common stock, subject to the Company’s election to exchange the OP Units tendered for redemption for shares of Omega common stock on a one-for-one basis, and further subject to adjustment as set forth in the partnership agreement. The LTIP Units are earned based on the Company’s TSR and were granted in lieu of the Company’s historic practice of granting PRSUs that vest based on the Company’s TSR. Omega OP was formed in 2015, and as a result, that was the first year that grant of LTIP Units was possible. The Committee granted TSR-based LTIP Units to the executive officers in lieu of TSR-based PRSUs primarily because the LTIP Units could provide tax advantages to the executive officers as compared to PRSUs. Many REITs that have similar structures as Omega grant limited partnership interests in an operating partnership similar to LTIP Units in lieu of PRSUs or RSUs.
The significant features of the 2015 long-term incentive compensation grants are summarized below. The descriptions of the timing of payment below assume that the executive officer has not elected to defer receipt of the Omega common stock or dividend equivalents under Omega’s Deferred Stock Plan.
Description of Grants
Each executive officer’s grant, effective March 31, 2015 (or April 1, 2015 for Steven Insoft), included time-based RSUs, PRSUs and performance-based LTIP Units. The RSUs and PRSUs provide an opportunity to earn shares of common stock of Omega over a three year period commencing January 1, 2015. The LTIP Units provide an opportunity to earn a number of LTIP Units in Omega OP over the same three year period. The aggregate opportunity provides each executive officer with the ability to earn a number of shares of Omega common stock and a number of LTIP Units that together would produce the projected estimated economic value (including dividends and distributions) as of December 31, 2017 shown in the table below. The threshold, target and high levels of long-term incentive compensation are based in part on TSR performance and Relative TSR performance for the performance period as compared to the MSCI U.S. REIT Index. The methodology for determining these amounts was as follows. FPL estimated median total annual compensation on an aggregate basis, using grant date fair value data, for the top five executive officers at the companies in Omega’s peer group used for benchmarking. Target aggregate total annual compensation for the top five executive officers of Omega was designed to be generally in line with the median aggregate annual compensation for the top five executive officers of the peer group. Compensation for threshold performance was designed, based on grant date fair values, to approximate 75% of compensation for target performance, and high performance was designed, based on grant date fair values, to approximate 150% of compensation for target performance. The aggregate compensation at the threshold, target and high performance levels, based on grant date fair values, was then converted into projected estimated economic value using a conversion factor intended to replicate Omega’s estimated ratio of grant date fair value of 2014 compensation for the top five executive officers at each performance level to the projected estimated economic value of 2014 compensation for the top five executive officers at each performance level. The aggregate amount was then allocated among the top five executive officers of Omega by the Committee in a manner that generally preserved internal pay equity while making adjustments that the Committee determined to be appropriate and taking into account that Steven Insoft would be one of the top five executive officers for 2015 subsequent to the completion of the Merger.
Projected Aggregate Estimated Economic Value
Long-term Incentive Compensation Opportunity
Annual Grant for 2015 Performance Period
Name	Threshold	Target	High
C. Taylor Pickett	$2,029,342	$4,189,297	$7,701,840
Daniel J. Booth	$1,191,394	$2,298,272	$4,134,338
Steven J, Insoft	$1,114,602	$2,162,884	$3,903,904
Robert O. Stephenson	$1,037,770	$2,027,628	$3,673,701
R. Lee Crabill	$597,225	$1,224,772	$2,273,384
Michael D. Ritz	$224,070	$434,100	$973,560

2015 Time-based Restricted Stock Unit Awards
Each executive officer’s 2015 annual long-term incentive compensation award consists in part of a time-based RSU award. The number of shares of Omega common stock subject to the RSU award is projected to produce as of December 31, 2017, one-half of the projected estimated economic value at target in the table above.
The number of shares subject to the time-based RSUs granted as of March 31, 2015 (April 1, 2015 as to Steven Insoft) are shown in the chart below:
Name	Number of Time-Based Restricted Stock Units
C. Taylor Pickett	48,256
Daniel J. Booth	26,473
Steven J. Insoft	24,914
Robert O. Stephenson	23,356
R. Lee Crabill	14,108
Michael D. Ritz	5,000
Each RSU award is subject to substantially similar provisions, including vesting conditions, dividend equivalent provisions and payment provisions, as apply to the 2014 Restricted Stock Unit Awards.
2015 Performance Restricted Stock Unit Awards
Each executive officer’s 2015 annual long-term incentive compensation consists in part of an award of PRSUs. The number of shares of Omega common stock subject to PRSUs at each performance level (threshold, target and high) is projected to produce as of December 31, 2017, the projected estimated economic value shown in the table above, less the projected estimated economic value attributable to the RSUs and LTIP Units. Therefore, the total number of shares issued under the PRSUs, if target performance is achieved, will be equal to one-half the number of shares subject to the time-based RSUs. Similarly, the total number of shares issued under the PRSUs if threshold performance is achieved will be less, and if high performance is achieved will be more, than one-half the number of shares subject to the RSUs.
The same required levels of Relative TSR for the performance period will apply as for the 2013 Performance Restricted Stock Units Awards. The same rules regarding rounding and interpolation for performance between levels apply as for the 2013 Performance Restricted Stock Unit Awards. The baseline stock price from which Relative TSR will be measured for the PRSUs over the three year performance period ending December 31, 2017 is $38.32, the average closing price per share of Omega common stock for November and December 2014.
The PRSU awards granted by the Committee effective as of March 31, 2015 (April 1, 2015 as to Steven Insoft) allow the executive officers to earn a number of shares shown in the applicable column (threshold, target or high) of the chart below depending on the level of Relative TSR achieved over the three year performance period ending December 31, 2017:
Name	Threshold	Target	High
C. Taylor Pickett	779	24,128	58,945
Daniel J. Booth	1,386	13,237	31,357
Steven J. Insoft	1,223	12,457	29,651
Robert O. Stephenson	1,059	11,678	27,947
R. Lee Crabill	276	7,054	17,467
Michael D. Ritz	250	2,500	8,000
The number of shares earned under the PRSUs will be determined as of the last day of the performance period. The performance period ends on December 31, 2017, unless a change in control occurs before then. The earned PRSUs are subject to substantially similar vesting and payment conditions as apply to the 2014 Performance Restricted Stock Unit Awards.

Dividend equivalents payable to shareholders of record after January 1, 2015 accrue on PRSUs that are subsequently earned at the end of the performance period. Accrued dividend equivalents will be paid to the executive officer within ten days following the last day of the performance period and dividend equivalents earned thereafter on the earned and unvested PRSUs are paid currently.
2015 LTIP Units
The remainder of each executive officer’s 2015 annual long-term incentive compensation consists of an award of performance-based LTIP Units. As of March 31, 2015 (or April 1, 2015 for Steven Insoft), each executive officer received a number of LTIP Units projected to produce as of December 31, 2017, the projected estimated economic value shown in the table above for the high level, less the projected estimated economic value attributable to the RSUs and the PRSUs at the high level.
Earning and Vesting of LTIP Units
The number of LTIP Units earned (“Earned LTIP Units”) by each executive officer is determined based on the same required levels of TSR achieved over the three year performance period ending December 31, 2017, as is applicable to the 2013 Performance Restricted Stock Units Awards. The same rules regarding rounding and interpolation for performance between levels apply as for the 2013 Performance Restricted Stock Unit Awards. The baseline stock price from which TSR will be measured for the LTIP Units over the three year performance period ending December 31, 2017 is $38.32, the average closing price per share of Omega common stock for November and December 2014.
The total number of LTIP Units earned at each performance level (threshold, target and high) corresponds to that number of shares of Omega common stock that is projected to produce as of December 31, 2017, the projected estimated economic value shown in the table above, less the projected estimated economic value attributable to the RSUs and PRSUs. Therefore, the total number of Earned LTIP Units if target performance is achieved will be equal to one-half the number of shares subject to the time-based RSUs. Similarly, the total number of Earned LTIP Units if threshold performance is achieved will be less, and if high performance is achieved will be more, than one-half the number of shares subject to the RSUs. All LTIP Units that have not become Earned LTIP Units as of the last day of the performance period are forfeited as of the last day of the performance period.
The LTIP Unit awards granted by the Compensation Committee effective as of March 31, 2015 (April 1, 2015 as to Steven Insoft) allow the executive officers to earn a number of LTIP Units shown in the applicable column (threshold, target or high) of the chart below depending on the level of TSR over the three year performance period ending December 31, 2017:
Name	Threshold	Target	High
C. Taylor Pickett	779	24,128	58,945
Daniel J. Booth	1,386	13,237	31,357
Steven J. Insoft	1,223	12,457	29,651
Robert O. Stephenson	1,059	11,678	27,947
R. Lee Crabill	276	7,054	17,467
Michael D. Ritz	250	2,500	8,000
Earned LTIP Units are subject to substantially similar vesting conditions as apply to the 2014 Performance Restricted Stock Unit Awards.
Distributions to Holders of LTIP Units
While the executive officers hold LTIP Units that are both unvested and unearned, they will receive distributions from Omega OP when a distribution is paid to holders of OP Units of an amount per LTIP Unit (the “Interim Distribution”), and a corresponding allocation of  “Net Income and Net Loss” (as defined in the partnership agreement of Omega OP) per LTIP Unit, equal to (i) 10% of the regular periodic distributions per OP Unit paid by Omega OP to OP Unit holders and a corresponding percentage allocation of Net Income and Net Loss attributable to the regular periodic distributions per OP Unit and

(ii) 0% of the special distributions and other distributions not made in the ordinary course per OP Unit paid by Omega OP to OP Unit holders and a corresponding 0% allocation of Net Income and Net Loss attributable to the special distributions and other distributions per OP Unit not made in the ordinary course.
Additionally, within ten business days after the date any LTIP Units become Earned LTIP Units, the executive officer holding such Earned LTIP Units will receive a distribution from Omega OP per Earned LTIP Unit (and a corresponding allocation of Net Income and Net Loss per Earned LTIP Unit) equal to the excess of: (i) the amount of distributions from Omega OP that would have been paid per Earned LTIP Unit if the LTIP Unit had been an OP Unit on January 1, 2015 over (ii) the Interim Distribution per LTIP Unit.
In addition, with respect to distributions and allocations of Net Income and Net Loss that accrue following the date that any LTIP Units become an Earned LTIP Unit, whether vested or unvested, the executive officer will receive with respect to each such LTIP Unit, distributions and allocations of Net Income and Net Loss pursuant to the partnership agreement of Omega OP determined without regard to the adjustments described above.
Officer Retirement and Consulting Agreement
R. Lee Crabill Jr. retired as the Company’s Senior Vice President of Operations effective July 31, 2015. Omega and Mr. Crabill entered into a consulting agreement effective as of August 1, 2015 for a term that ran through December 31, 2015. Pursuant to the consulting agreement, Mr. Crabill received $250 per hour worked, his annual cash bonus for 2015 to the extent actually earned based on the 2015 performance objectives previously established by the Committee and prorated vesting through December 31, 2015 of the previously granted equity incentives. In the case of performance-based equity incentives, the prorated portion is paid only to the extent actually earned, as determined upon completion of the applicable performance period, based on the performance objectives previously established by the Committee. All of the foregoing discussions in this CD&A above regarding vesting criteria for the 2013, 2014 and 2015 RSU, PRSU and LTIP Units grants are subject to the modification described in this paragraph in the case of Mr. Crabill.
Annual Grants for Rolling Three-year Periods commencing January 1, 2016
On March 17, 2016, the Committee approved grants to the executive officers of long-term incentive compensation awards described below, effective March 17, 2016. The material terms (other than amounts) of the 2016 grants of long-term incentive awards are substantially similar to the long-term incentive awards previously granted effective March 31, 2015 (April 1, 2015 in the case of Mr. Insoft), subject to the provisions described below. However, for the 2016 grants, the Committee made the following material changes in structuring the award opportunities:
•
Change to 60% Performance-based/40% Time-based Split.   The Committee decided, based in part on peer group data, to make a larger portion of each executive officer’s long-term incentive award contingent upon performance as opposed to time in service. Accordingly, 60% of each executive officer’s long-term incentive opportunity (expressed as a dollar amount at the target performance level) is earned based upon TSR and Relative TSR performance over a three year period, and 40% of the opportunity (expressed as a dollar amount at the target performance level) is earned based on time in service over a three year period. For the 2013, 2014 and 2015 awards, the mix was 50% performance-based and 50% time-based based on the number of units at target.

•
Relative TSR Index Change.   The Committee concluded that in determining Relative TSR performance, a more appropriate measure of Omega’s relative performance would be to compare Omega’s performance against an index composed of healthcare REITS, rather than by comparing its performance to a more generalized REIT index. Accordingly, for the 2016 awards, the Committee decided to measure Omega’s Relative TSR performance for the 2016 – 2018 performance period by reference to the FTSE NAREIT Equity Health Care Index. For the 2013, 2014 and 2015 awards, Relative TSR is measured by reference to the MSCI U.S. REIT Index.

•
Increase in Relative TSR Performance Goals.   The Committee also decided to make the Relative TSR performance goals more robust for the 2016 awards. Accordingly, it increased the required Relative TSR by 50 basis points at each of the threshold, target and high performance levels (as compared to the required Relative TSR required for the 2013, 2014 and 2015 awards). Accordingly, the required Relative TSR for the 2016 awards is as follows:

Relative TSR-Based PRSUs	Threshold	Target	High
Basis Points	-250	+50	+350
•
Change to Determining Number of Units based on Valuation.   The Committee determined to base the number of units that could be earned under the 2016 long-term incentive awards on the value of the awards determined as of the date of grant, determined based on an independent third party valuation of the awards in the case of the performance awards and based on the grant date fair value of the awards in the case of the time-based awards. The Committee made this change based on advice from FPL that this approach would more accurately establish the amounts of the awards in a manner designed to be competitive with the award levels of the members of the Company’s peer group. The amounts of the 2013, 2014 and 2015 awards were determined by the reference to the projected estimated economic value of the awards rather than based on the grant date fair value for accounting purposes, thereby reducing the size of the awards from the levels initially considered.

Other Benefits
All employees may participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax- efficient manner. Under the 401(k) Plan, employees are eligible to make contributions, and we, at our discretion, may match contributions and make a profit sharing contribution. We do not provide an option for our employees to directly invest in our stock under the 401(k) Plan.
We provide a competitive benefits package to all full-time employees which includes health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits. The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and directors and are available to all salaried employees. We have no structured executive perquisite benefits (e.g., club memberships or company vehicles) for any executive officer and we currently do not provide supplemental pensions to our employees, including our executive officers.
Tax Deductibility of Executive Compensation
The SEC requires that this report comment upon our policy with respect to Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a federal income tax deduction for compensation over $1.0 million to any of the named executive officers (other than the Chief Financial Officer) unless the compensation is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our stockholders. We believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, Section 162(m) does not directly govern the Committee’s compensation policy and practices.
Risk Associated with Compensation
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Committee considered various factors that have the effect of mitigating risk and, with assistance of FPL, reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking. The Committee concluded that the following risk oversight and compensation design features guard against excessive risk-taking:
•
The Company has developed and adheres to effective processes for developing strategic and annual operating plans and approval of portfolio and capital investments;

•
The Company has strong internal financial controls;

•
Base salaries are consistent with each executive officer’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•
The determination of incentive awards is based on a review of a variety of indicators of performance as well as, in the case of the annual cash bonus, a meaningful subjective assessment of personal performance, thus diversifying the risk associated with any single indicator of performance;

•
The design of our long-term compensation program rewards executive officers for driving sustainable growth for stockholders over three-year performance periods;

•
The transition to rolling annual grants of long-term incentive compensation increases the importance of sustained long-term performance over time and reduces the influence of trading fluctuations within the final month of an end-to-end three-year program;

•
The vesting periods for equity compensation awards encourage executive officers to focus on maintaining dividends and stock price appreciation; and

•
The mix between fixed and variable, annual and long-term and cash and equity compensation is designed to encourage balanced strategies and actions that are in the Company’s long-term best interests.

Compensation Committee Report
The following is a report by the Compensation Committee regarding our executive officer compensation program.
The Compensation Committee has reviewed and discussed with management the disclosure set forth under the heading “Compensation Discussion and Analysis” above and, based on such review and discussion, the Compensation Committee has recommended to the Board that such “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
Compensation Committee of the Board of Directors
Thomas F. Franke, Co-Chairman
Harold J. Kloosterman
Bernard J. Korman
Edward Lowenthal, Co-Chairman
Stephen D. Plavin

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION
The following tables provide information relating to the compensation of our “named executive officers” for the years ended December 31, 2015, 2014 and 2013. Our named executive officers for 2015 are our Chief Executive Officer, our Chief Financial Officer, the three other most highly compensated executive officers, and our former Senior Vice President of Operations, who retired effective July 31, 2015.
Summary Compensation Table
Name and Principal Position (A)	Year (B)	Salary ($) (C)	Bonus ($) (1) (D)	Stock Awards ($)(2) (E)	Option Awards ($) (F)	Non-Equity Incentive Plan Compensation ($)(3) (G)	All Other Compensation ($)(4) (I)	Total ($) (J)
C. Taylor Pickett Chief Executive Officer	2015	750,000	337,500	4,148,701	—	787,500	41,476	6,065,176
	2014	717,500	322,875	2,994,453	—	753,375	15,600	4,803,803
	2013	700,000	315,000	5,534,915	—	735,000	15,300	7,300,215
Daniel J. Booth Chief Operating Officer	2015	470,000	141,000	2,247,608	—	329,000	29,931	3,217,538
	2014	451,000	135,300	1,623,937	—	315,700	15,600	2,541,537
	2013	440,000	132,000	3,028,252	—	308,000	15,300	3,923,552
Steven J. Insoft Chief Corporate Development Officer	2015	460,000	138,000	2,145,419	—	322,000	15,900	3,081,319
Robert O. Stephenson Chief Financial Officer	2015	450,000	135,000	1,991,142	—	315,000	28,279	2,919,420
	2014	410,000	92,250	1,262,864	—	215,250	15,600	1,995,964
	2013	400,000	90,000	2,316,305	—	210,000	15,300	3,031,605
R. Lee Crabill(5) Former Senior Vice-President of Operations	2015	204,167	84,000	3,521,063(6)	—	196,000	23,748	4,028,978(6)
	2014	338,250	71,033	893,363	—	165,743	15,600	1,483,989
	2013	330,000	69,300	1,641,187	—	161,700	15,300	2,217,487
Michael D. Ritz Chief Accounting Officer	2015	300,000	72,000	494,318	—	168,000	18,550	1,052,868
	2014	271,625	48,893	233,477	—	114,083	15,600	683,678
	2013	265,000	47,700	425,116	—	111,300	15,300	864,416

(1)
Bonuses are reported in the year earned, whether or not paid before year end. Reflects the subjective component of annual cash bonus program payments as described under “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus Opportunity.”

(2)
Represents the fair value for accounting purposes as of the date of grant (excluding the effect of estimated forfeitures). The fair value of PRSUs and LTIP Units is based on the probable outcome of the performance conditions as of the grant date. For 2015, includes the grant date fair value of the PRSUs and LTIP Units granted March and April 2015. For 2014, includes the grant date fair value of the annual RSUs and PRSUs granted January 2014. For 2013, includes the grant date fair value of the annual RSUs and PRSUs granted January 2013 and the transition RSUs and PRSUs granted as of December 31, 2013.

(3)
Bonuses are reported in the year earned, whether or not paid before year end. Represents the objective performance components (adjusted FFO per share and tenant quality) of annual cash bonus program payments as described under “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus Opportunity.”

(4)
“All Other Compensation” reflects 401(k) matching contributions. Since the 2015 RSU awards were granted after the record date of the first quarter 2015 dividend, the Compensation Committee approved cash payments in the amount that would have been paid on the 2015 RSU grants if they had been outstanding as of the record date for the first quarter 2015 dividend. The amount of these cash payments is included in “All Other Compensation.” In accordance with SEC rules, dividend equivalents associated with PRSUs are generally not included in “All Other Compensation” because those amounts were factored into the grant date fair values.

(5)
On July 31, 2015, Mr. Crabill retired as Senior Vice President of Operations.

(6)
Mr. Crabill was awarded equity awards on March 31, 2015. The March 31, 2015 equity awards had a fair value of  $1,220,990 on the date of grant and included RSUs that were scheduled to vest on December 31, 2017, PRSUs and LTIP Units with a performance period starting January 1, 2015 and ending December 31, 2017, with vesting occurring quarterly in 2018. As a result of Mr. Crabill’s retirement on July 31, 2015, the equity awards granted to Mr. Crabill on March 31, 2015 and unvested RSUs and PRSUs granted to Mr. Crabill in years before 2015 were forfeited according to the terms of the original award agreements. In connection with Mr. Crabill’s retirement, the Company entered into a consulting agreement with Mr. Crabill pursuant to which his existing equity award agreements were amended to vest the equity awards pro rata through December 31, 2015. These were accounted for as new equity awards. The fair value of the new equity awards was $2,300,073. The amount shown in the Stock Awards column above includes the value of the awards granted on March 31, 2015 and July 31, 2015.

Grants of Plan Based Awards
The following table contains information relating to the plan based awards grants made in 2015 to our named executive officers under the Omega Healthcare Investors, Inc. 2013 Stock Incentive Plan and is intended to supplement the 2015 Summary Compensation Table above.
Name Grant Type	Date of Compensation Committee Action	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold ($)	Target ($)	High ($)	Threshold (#)	Target (#)	High (#)
C. Taylor Pickett:
Cash Bonus-Objective(2)	01/08/2015	01/08/2015	525,000	656,250	787,500
RSUs(3)	03/30/2015	03/31/2015							1,957,746
PRSUs(4)	03/30/2015	03/31/2015				779	24,128	58,945	1,326,768
LTIP Units(5)	03/30/2015	03/31/2015				779	24,128	58,945	864,187
Daniel J. Booth:
Cash Bonus-Objective(2)	01/08/2015	01/08/2015	164,500	246,750	329,000
RSUs(3)	03/30/2015	03/31/2015							1,074,010
PRSUs(4)	03/30/2015	03/31/2015				1,386	13,327	31,357	711,534
LTIP Units(5)	03/30/2015	03/31/2015				1,386	13,327	31,357	462,064
Steven J. Insoft:
Cash Bonus-Objective(2)	03/30/2015	04/01/15	161,000	241,500	322,000
RSUs(3)	03/30/2015	04/01/15							1,014,996
PRSUs(4)	03/30/2015	04/01/15				1,223	12,457	29,651	688,068
LTIP Units(5)	03/30/2015	04/01/15				1,223	12,457	29,651	442,355
Robert O. Stephenson:
Cash Bonus-Objective(2)	01/08/2015	01/08/2015	157,500	236,250	315,000
RSUs(3)	03/30/2015	03/31/2015							947,553
PRSUs(4)	03/30/2015	03/31/2015				1,059	11,678	27,947	632,461
LTIP Units(5)	03/30/2015	03/31/2015				1,059	11,678	27,947	411,128
R. Lee Crabill:
Cash Bonus-Objective(2)	01/08/2015	01/08/2015	98,000	147,000	196,000
RSUs (cancelled)(3)(6)	03/30/2015	03/31/2015							572,362
PRSUs (cancelled)(4)(6)	03/30/2015	03/31/2015				276	7,054	17,467	392,719
LTIP Units (cancelled)(5)(6)	03/30/2015	03/31/2015				276	7,054	17,467	255,909
Replacement Awards:(7)
RSUs(8)	07/16/2015	07/31/2015							866,650
Transition 2013-2015 PRSUs(9)	07/16/2015	07/31/2015				183	3,843	9,484	257,924
Transition Relative 2013-2015 PRSUs(9)	07/16/2015	07/31/2015				182	3,843	9,484	178,789
Transition 2013-2016 PRSUs(10)	07/16/2015	07/31/2015				183	3,833	9,459	175,130
Transition Relative 2013-2016 PRSUs(10)	07/16/2015	07/31/2015				182	3,837	9,464	185,532
2014-2016 PRSUs(11)	07/16/2015	07/31/2015				243	5,117	12,632	233,876
2014-2016 Relative PRSUs(11)	07/16/2015	07/31/2015				243	5,121	12,636	247,713
2015-2017 LTIP Units(12)	07/16/2015	07/31/2015				92	2,351	5,823	51,112
2015-2017 Relative PRSUs(13)	07/16/2015	07/31/2015				92	2,353	5,826	103.347
Michael D. Ritz:
Cash Bonus-Objective(2)	01/08/2015	01/08/2015	84,000	126,000	168,000
RSUs(3)	03/30/2015	03/31/2015							202,850
PRSUs(4)	03/30/2015	03/31/2015				250	2,500	8,000	175,846
LTIP Units(5)	03/30/2015	03/31/2015				250	2,500	8,000	115,622

(1)
Represents the fair value as of the applicable grant date. See the Option Exercises and Stock Vested table below for information regarding amounts earned with respect to awards vesting in 2015.

(2)
Reflects the range of bonus payments that were possible as of the grant date under the objective metric components of our annual cash bonus program for 2015. The actual bonuses earned in 2015 under the objective metric components are reflected in the Summary Compensation Table above under the caption “Non-Equity Incentive Plan Compensation.” For more information regarding annual bonus opportunities including the subjective component, see the discussion under “Annual Cash Opportunity” in the Compensation Discussion and Analysis section of this Filing.
(3)
RSUs subject to three-year cliff vesting on December 31 2017 subject to continued employment on the vesting date except in the case of a Qualifying Termination not in connection with a change in control, in which case one-third of the RSUs vest for each year or partial year worked in the three year period, or in connection with a change in control, in which case the RSUs fully vest. Dividend equivalents accrue on the RSUs and will be paid currently on unvested and vested units. See “Stock Incentives from December 31, 2013 Forward — Annual Grants for Rolling Three-Year Periods commencing January 1, 2015 — Restricted Stock Unit Awards.”

(4)
Reflects the range of shares that may be earned by each executive officer, based on the level of performance over the performance period. The actual number of PRSUs earned is based on performance for the periods ending December 31, 2017. For each performance period, the number of shares that will be earned depends on the level of Relative TSR. Vesting occurs quarterly in 2018, subject to continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. The performance period will end on the date of a change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control. Dividend equivalents accrue on PRSUs that subsequently vest. Accrued dividend equivalents are only payable if and to the extent of vesting of the PRSUs. See “Stock Incentives from December 31, 2013 Forward — Annual Grants for Rolling Three-Year Periods commencing January 1, 2015 — Performance Restricted Stock Unit Awards.”

(5)
Reflects the range of LTIP Units that may be earned by each executive officer, based on the level of performance over the performance period. The actual number of LTIP Units earned is based on performance for the periods ending December 31, 2017. For each performance period, the number of LTIP Units that will be earned depends on the level of TSR. Vesting occurs quarterly in 2018, subject to continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. The performance period will end on the date of a change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR as of the date of the change in control, all, a portion or none of the LTIP Units will be earned and vested on the date of the change in control. Each unvested and unearned LTIP Unit entitles the holder to receive distributions equal to (i) 10% of the regular periodic distributions per OP Unit paid by Omega OP to OP Unit holders and a corresponding percentage allocation of Net Income and Net Loss attributable to the regular periodic distributions per OP Unit and (ii) 0% of the special distributions and other distributions not made in the ordinary course per OP Unit paid by Omega OP to OP Unit holders and a corresponding 0% allocation of Net Income and Net Loss attributable to the special distributions and other distributions per OP Unit not made in the ordinary course. Each Earned LTIP Unit entitles the holder to receive a distribution (and a corresponding allocation of Net Income and Net Loss per Earned LTIP Unit) equal to the excess of: (i) the amount of distributions from Omega OP that would have been paid per LTIP Unit if the LTIP Unit had been an OP Unit on January 1, 2015 over (ii) the Interim Distribution per LTIP Unit. In addition, each earned LTIP Unit entitles the holder to receive distributions and allocations of Net Income and Net Loss that accrues following the date that the LTIP Units become an Earned LTIP Unit pursuant to the partnership agreement of Omega OP determined without regard to the adjustments described above. See “Stock Incentives from December 31, 2013 Forward — Annual Grants for Rolling Three-Year Periods commencing January 1, 2015 — LTIP Unit Awards.”

(6)
In connection with Mr. Crabill’s retirement, the agreements providing for these awards were amended to provide for prorated vesting through December 31, 2015. The Company reported this for financial accounting purposes as a forfeiture and cancellation of his original awards and the grant of new awards on July 31, 2015. Accordingly, these awards were effectively replaced by the awards described in note 7 below.

(7)
Reflects the new awards deemed to have been issued in connection with the amendment of Mr. Crabill’s award agreements.

(8)
Vested December 31, 2015.

(9)
Based on actual performance, the Transition Relative PRSUs were forfeited and the Transition PRSUs vested between Target and High performance as of December 31, 2015.

(10)
See note 2 to Outstanding Equity Awards at Fiscal Year End table below.

(11)
See note 4 to Outstanding Equity Awards at Fiscal Year End table below.

(12)
See note 6 to Outstanding Equity Awards at Fiscal Year End table below.

(13)
See note 7 to Outstanding Equity Awards at Fiscal Year End table below.

Outstanding Equity Awards at Fiscal Year End
The following sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2015. Since the information is set forth as of December 31, 2015, it does not include equity awards that vested as of December 31, 2015 or the awards granted in 2016. There are no options outstanding.
Name	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
C. Taylor Pickett	Transition 2013-2016 PRSUs(2)			47,604	1,880,358
	Transition 2013-2016 Relative PRSUs(2)			47,604	1,880,358
	Transition RSUs(3)	30,049	1,051,114
	2014-2016 PRSUs(4)			63,557	2,510,502
	2014-2016 Relative PRSUs(4)			63,557	2,510,502
	2014-2016 RSUs(5)	51,514	1,801,960
	2015-2017 LTIP Units(6)			58,945	2,157,918
	2015-2017 Relative PRSUs(7)			58,945	2,168,587
	2015-2017 RSUs(8)	48,256	1,687,995
Daniel J. Booth	Transition 2013-2016 PRSUs(2)			25,310	999,745
	Transition 2013-2016 Relative PRSUs(2)			25,310	999,745
	Transition RSUs(3)	16,497	577,065
	2014-2016 PRSUs(4)			33,792	1,334,784
	2014-2016 Relative PRSUs(4)			33,792	1,334,784
	2014-2016 RSUs(5)	28,281	989,269
	2015-2017 LTIP Units(6)			31,357	1,147,948
	2015-2017 Relative PRSUs(7)			31,357	1,153,624
	2015-2017 RSUs(8)	26,473	926,026
Steven J. Insoft	2015-2017 LTIP Units(6)			29,651	1,085,493
	2015-2017 Relative PRSUs(7)			29,651	1,090,860
	2015-2017 RSUs(8)	24,914	871,492
	2/14/14 Assumed RSUs(9)	6,696	234,226
Robert O. Stephenson	Transition 2013-2016 PRSUs(2)			20,207	798,177
	Transition 2013-2016 Relative PRSUs(2)			20,206	798,137
	Transition RSUs(3)	12,617	441,343
	2014-2016 PRSUs(4)			26,978	1,065,631
	2014-2016 Relative PRSUs(4)			26,978	1,065,631
	2014-2016 RSUs(5)	21,630	756,617
	2015-2017 LTIP Units(6)			27,947	1,023,112
	2015-2017 Relative PRSUs(7)			27,947	1,028,170
	2015-2017 RSUs(8)	23,356	816,993

Name	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
R. Lee Crabill	Transition 2013-2016 PRSUs(2)			9,459	373,631
	Transition 2013-2016 Relative PRSUs(2)			9,464	373,828
	2014-2016 PRSUs(4)			12,632	498,964
	2014-2016 Relative PRSUs(4)			12,636	499,122
	2015-2017 LTIP Units(6)			5,823	213,174
	2015-2017 Relative PRSUs(7)			5,826	214,339
Michael D. Ritz	Transition 2013-2016 PRSUs(2)			4,840	191,180
	Transition 2013-2016 Relative PRSUs(2)			4,839	191,141
	Transition RSUs(3)	1,784	62,404
	2014-2016 PRSUs(4)			6,461	255,210
	2014-2016 Relative PRSUs(4)			6,461	255,210
	2014-2016 RSUs(5)	3,059	107,004
	2015-2017 LTIP Units(6)			8,000	292,872
	2015-2017 Relative PRSUs(7)			8,000	294,320
	2015-2017 RSUs(8)	5,000	174,900

(1)
Based on closing price of our common stock as of December 31, 2015. Includes value of dividend equivalent rights accrued with respect to PRSUs.

(2)
Represents transition PRSUs granted as of December 31, 2013 for the performance period indicated at the high performance level. The number of PRSUs that will be earned for each performance period will depend 50% on the level of TSR and 50% on the level of Relative TSR achieved over the applicable performance period. The earned PRSUs vest on the last day of the performance period, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. The performance period will end on the date of a change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR and Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control. However, Mr. Crabill will vest in his PRSUs in the same manner as if he had incurred a Qualifying Termination on the date of his retirement.

(3)
Represents the one–third of the transition RSUs granted as of December 31, 2013 that vest in 2016 subject to continued employment on the vesting date, except in the case of a Qualifying Termination that occurs after, or within 60 days before a “change in control,” in which case the RSUs fully vest. Dividend equivalents are paid currently on unvested and vested units.

(4)
Represents annual PRSUs granted as of January 1, 2014 for the three-year performance period ending December 31, 2016 indicated at the high performance level. The number of PRSUs that will be earned for each performance period will depend 50% on the level of TSR and 50% on the level of Relative TSR achieved over the applicable performance period. The earned PRSUs vest quarterly in the year following the last day of the performance period, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. The performance period will end on the date of a change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR and Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control. However, Mr. Crabill will vest in his PRSUs in the same manner as if he had incurred a Qualifying Termination on the date of his retirement.

(5)
Represents time-based RSUs granted as of January 1, 2014. Each RSU award is subject to three-year cliff vesting on December 31, 2016 and will be subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. Dividend equivalents accrue on the RSU awards and will be paid currently on unvested and vested units.

(6)
Represents annual LTIP Units granted as of March or April 2015 for the three-year performance period ending December 31, 2017 indicated at the high performance level. The number of LTIP Units that will be earned for each performance period will depend on the level of TSR achieved over the applicable performance period. The earned LTIP Units vest quarterly in the year following the last day of the performance period, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. The performance period will end on the date of a change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR as of the date of the change in control, all, a portion or none of the LTIP Units will be earned and vested on the date of the change in control. However, Mr. Crabill will vest in his LTIP Units in the same manner as if he had incurred a Qualifying Termination on the date of his retirement.

(7)
Represents annual PRSUs granted as of March or April 2015 for the three year performance period ending December 31, 2017 indicated at the high performance level. The number of PRSUs that will be earned for each performance period will depend on the level of Relative TSR achieved over the applicable performance period. The earned PRSUs vest quarterly in the year following the last day of the performance period, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. The performance period will end on the date of a change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control. However, Mr. Crabill will vest in his PRSUs in the same manner as if he had incurred a Qualifying Termination on the date of his retirement.

(8)
Represents time-based RSUs granted as of March or April 2015. Each RSU award vests on December 31, 2017 and will be subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. Dividend equivalents accrue on the RSU awards and will be paid currently on unvested and vested units.

(9)
Represents time based RSUs originally granted to Mr. Insoft in 2014 by Aviv and assumed by Omega in the Merger. The RSUs cliff vest on December 31, 2016.

The table above reflects PRSUs that remain subject to performance conditions at the high performance level. Actual performance may vary materially. The supplemental table below provides information regarding unvested PRSUs held at December 31, 2015 at threshold, target and high performance.
Supplemental Information on Unvested PRSUs held at December 31, 2015
Name		Threshold		Target		High
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
C. Taylor Pickett	Transition 2013-2016 PRSUs(2)	414	16,353	19,292	762,034	47,604	1,880,358
	Transition 2013-2016 Relative PRSUs(2)	414	16,353	19,292	762,034	47,604	1,880,358
	2014-2016 PRSUs(4)	553	21,844	25,757	1,017,402	63,557	2,510,502
	2014-2016 Relative PRSUs(4)	553	21,844	25,757	1,017,402	63,557	2,510,502
	2015-2017 LTIP Units(6)	779	28,518	24,128	883,302	58,945	2,157,918
	2015-2017 Relative PRSUs(7)	779	28,659	24,128	887,669	58,945	2,168,587
Daniel J. Booth	Transition 2013-2016 PRSUs(2)	982	38,789	10,591	418,345	25,310	999,745
	Transition 2013-2016 Relative PRSUs(2)	982	38,789	10,591	418,345	25,310	999,745
	2014-2016 PRSUs(4)	1,311	51,785	14,140	558,530	33,792	1,334,784
	2014-2016 Relative PRSUs(4)	1,311	51,785	14,140	558,530	33,792	1,334,784
	2015-2017 LTIP Units(6)	1,386	50,740	13,327	487,888	31,357	1,147,948
	2015-2017 Relative PRSUs(7)	1,386	50,991	13,327	490,300	31,357	1,153,624
Steven J. Insoft	2015-2017 LTIP Units(6)	1,223	44,773	12,457	456,038	29,651	1,085,493
	2015-2017 Relative PRSUs(7)	1,223	44,994	12,457	458,293	29,651	1,090,860

Name		Threshold		Target		High
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert O. Stephenson	Transition 2013-2016 PRSUs(2)	67	2,647	8,101	319,990	20,207	798,177
	Transition 2013-2016 Relative PRSUs(2)	66	2,607	8,100	319,950	20,206	798,137
	2014-2016 PRSUs(4)	52	2,054	10,815	427,193	26,978	1,065,631
	2014-2016 Relative PRSUs(4)	52	2,054	10,815	427,193	26,978	1,065,631
	2015-2017 LTIP Units(6)	1,059	38,769	11,678	427,520	27,947	1,023,112
	2015-2017 Relative PRSUs(7)	1,059	38,961	11,678	429,634	27,947	1,028,170
R. Lee Crabill	Transition 2013-2016 PRSUs(2)	183	7,229	3,833	151,404	9,459	373,631
	Transition 2013-2016 Relative PRSUs(2)	182	7,189	3,837	151,562	9,464	373,828
	2014-2016 PRSUs(4)	243	9,599	5,117	202,122	12,632	498,964
	2014-2016 Relative PRSUs(4)	243	9,599	5,121	202,280	12,636	499,122
	2015-2017 LTIP Units(6)	92	3,368	2,351	86,068	5,823	213,174
	2015-2017 Relative PRSUs(7)	92	3,385	2,353	86,567	5,826	214,339
Michael D. Ritz	Transition 2013-2016 PRSUs(2)	33	1,304	1,146	45,267	4,840	191,180
	Transition 2013-2016 Relative PRSUs(2)	33	1,304	1,146	45,267	4,839	191,141
	2014-2016 PRSUs(4)	26	1,027	1,530	60,435	6,461	255,210
	2014-2016 Relative PRSUs(4)	26	1,027	1,530	60,435	6,461	255,210
	2015-2017 LTIP Units(6)	250	9,152	2,500	91,523	8,000	292,872
	2015-2017 Relative PRSUs(7)	250	9,198	2,500	91,975	8,000	292,320
Option Exercises and Stock Vested for 2015
The following table sets forth information regarding the vesting of stock awards for our named executive officers in 2015. In 2015, the following awards vested:
•
The 2013 transition TSR incentive awards that had a performance period that began on December 31, 2013 and ended on December 31, 2015. The TSR incentive awards vested at between target and high.

•
The 2013 transition RSU awards vest ratably on December 31, 2014, 2015 and 2016 in equal increments. In 2015 one-third of the 2013 transition RSU awards vested on December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
C. Taylor Pickett(2)(3)	—	—	47,672	1,667,558
Daniel J. Booth(2)	—	—	26,034	910,661
Steven J. Insoft(4)(5)	1,150,110	19,289,612	4,274	149,505
Robert O. Stephenson(2)	—	—	20,053	701,463
R. Lee Crabill(2)	—	—	29,154	1,019,816
Michael D. Ritz(2)	—	—	3,167	110,790

(1)
Represents the vesting of the above noted awards in 2015, whether or not the underlying shares were issued before year end.

(2)
The value realized was based on the closing price of our stock as of December 31, 2015.

(3)
Mr. Pickett deferred receipt of 30,050 RSUs that vested on December 31, 2015.

(4)
Mr. Insoft exercised 1,150,110 options that were originally awarded to him by Aviv and assumed by the Company in the Merger. The options were fully vested on the merger date.

(5)
Represents time based RSUs that were originally awarded to him by Aviv and assumed by the Company in the Merger.

Nonqualified Deferred Compensation
Our Deferred Stock Plan enables our directors and executive officers to defer receipt of our common stock issuable upon the vesting of equity awards, subject to the terms of the plan and agreements approved by the Compensation Committee for such purpose. This plan is intended to permit our directors and officers to delay the timing of taxation of equity awards that they have earned to satisfy their tax planning goals and thereby assist in the retention of directors and officers. The terms and conditions will be reflected in a deferral agreement approved by the Compensation Committee. If a participant makes a deferral election, the deferred shares will not be issued when vested but rather at a later date or event specified in the deferral agreement.
Unless otherwise determined by the Compensation Committee, all common stock that is deferred will accrue dividend equivalents. Under the terms of the Deferred Stock Plan, the Compensation Committee may provide in the applicable agreement that dividend equivalents will be deferred along with the common stock or may give the participant the right to elect to receive the dividend equivalents currently or defer them. If a participant makes a deferral election, the dividend equivalents will be deferred until the date or event specified in the participant’s agreement. Under the terms of the plan, the Compensation Committee may allow a participant to elect, or may require, that deferred dividend equivalents will be converted into common stock under a conversion formula or instead that the dividend equivalents will not be converted but the amount will be increased by an interest rate specified by the Compensation Committee. Under the existing deferral agreements, the Committee has provided that a participant may elect when making a deferral election (a) to convert dividend equivalents into the right to receive additional shares of common stock based on the trading price of common stock on the date that dividends are paid and have the additional shares issued when the deferred stock is issued, (b) to accrue interest on a quarterly basis on dividend equivalents at the Company’s average borrowing rate for the previous quarter and have the interest paid in cash when the deferred common stock is issued, or (c) to have dividend equivalents paid in cash currently when they are earned.
Messrs. Pickett, Stephenson and Ritz elected to defer receipt of the common stock issuable upon vesting of the 2013 transition PRSUs pursuant to the Deferred Stock Plan. No other named executive officer deferred compensation or had a deferred compensation balance at December 31, 2015. The following table shows nonqualified deferred compensation activity for our named executive officers in 2015.
Name	Executive Contributions in last Fiscal Year ($)(1)(2)	Company Contributions in last Fiscal Year ($)	Aggregate Earnings in last Fiscal Year ($)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)(2)(3)
C. Taylor Pickett	1,051,149	—	(978,046)	—	9,415,951
Daniel J. Booth	—	—	—	—	—
Steven J. Insoft	—	—	—	—	—
Robert O. Stephenson	—	—	(299,674)	(720,559)	2,085,403
R. Lee Crabill	—	—	—	—	—
Michael D. Ritz	—	—	(81,502)	—	697,049

(1)
Based on closing price of our common stock as of the date of vesting of stock awards deferred in the following amounts: Mr. Pickett — 269,181 shares; Mr. Stephenson — 59,617 shares; Mr. Ritz — 19,927 shares.

(2)
The fair value for accounting purposes as of the date of grant is included in the Stock Awards column of the Summary Compensation table, and is quantified in the Grants of Plan Based Awards table above.

(3)
Based on closing price of our common stock as of December 31, 2015.

Compensation and Severance Agreements
Employment Agreements
We entered into employment agreements with each of our executive officers, dated as of March 31, 2015 (April 1, 2015 in the case of Mr. Insoft). As discussed under “R. Lee Crabill Consulting Agreement,” R. Lee Crabill retired July 31, 2015 and his employment terminated as of that date. Pursuant to amendments effective March 17, 2016, the term of each of the employment agreement for the five remaining executive officers was extended to expire December 31, 2018 (from December 31, 2017).
Each employment agreement specifies the executive officer’s title and his current base salary, which may not be decreased during the term of the employment agreement. For a discussion of current base salaries, see “Annual Base Salary.” Each employment agreement provides that the executive officer will be eligible to earn an annual bonus of specified percentages of annual base salary for threshold, target and high performance, respectively. These percentages are the same as shown under “2015 Annual Cash Bonus Opportunity.” For a discussion of actual bonus arrangements for 2015 and 2016, see “Annual Cash Bonus Opportunity” herein.
If during the term of the employment agreement we terminate the executive officer’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to a specified multiple of the sum of his then current annual base salary plus his average annual bonus over the last three completed fiscal years. The multiples are as follows:
C Taylor Pickett: 3 times
Daniel J. Booth: 2 times
Steven J. Insoft: 1.75 times (or if less the period of years remaining in the term of his employment agreement)
Robert O. Stephenson: 1.5 times
Michael D. Ritz: 1 times
The severance amount will be paid in installments over a severance period that is a specified number of months that is 12 times the specified multiple above following his termination. If any payments would be subject to the excise tax associated with parachute payments in connection with a change in control, the severance payments (and any other payments or benefits) under any other agreements will be reduced to the maximum amount that can be paid without incurring an excise tax, but only if that would result in the executive officer retaining a larger after-tax amount. “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of the executive officer’s employment to more than 50 miles away (20 miles away in the case of Mr. Insoft) without his consent.
The executive officer is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.
The executive officer is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for a specified period equivalent to the severance period thereafter (regardless of whether severance is payable), the executive officer is obligated not to provide managerial services or management consulting services to a “competing business” within the states and countries in which the Company does business. Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare-related real estate. In addition, during the period of employment and for a specified period equivalent to the severance period thereafter, the executive officer agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. However, if the executive officer remains employed by us through the date the term of the employment agreement expires, December 31, 2018, the noncompetition and nonsolicitation provisions also expire on that date.
R. Lee Crabill Consulting Agreement
R. Lee Crabill Jr. the Senior Vice President of Operations of Omega retired effective July 31, 2015. Omega and Mr. Crabill entered into a consulting agreement effective as of August 1, 2015 for a term that ran through December 31, 2015, pursuant to which Mr. Crabill performed consulting and advisory services in connection with transitioning Mr. Crabill’s responsibilities. Pursuant to the consulting agreement, Mr. Crabill received $250 per hour worked, his annual cash bonus for 2015 to the extent actually earned based on the 2015 performance objectives previously established by Omega’s Compensation Committee and prorated vesting through December 31, 2015 of the previously granted equity incentives. In the case of performance-based equity incentives, the prorated portion is paid only to the extent actually earned, as determined upon completion of the applicable performance period, based on the performance objectives previously established by the Compensation Committee. Mr. Crabill will be subject to non-competition and non-solicitation of customers and employees obligations through January 30, 2017.
Potential Payments Upon Termination or Change of Control
The table below illustrates the incremental or accelerated compensation that would have been payable in the event of the events identified below, as if they had occurred as of December 31, 2015. For equity awards, the amounts in the table below reflect the fair market value of the stock that would be issuable as a result of the acceleration of the vesting of equity awards in connection with the events identified, based on the $34.98 per share closing price of our common stock at December 31, 2015.
The occurrence of a change of control does not increase severance benefits or bonus payments that would otherwise be payable. However, in the case of the transition RSUs granted in 2013, the RSUs granted on January 1, 2014, and the RSUs granted on January 1, 2015, vesting is accelerated 100% upon a Qualifying Termination that occurs after, or within 60 days before, a change in control. In addition, vesting of the PRSUs granted in 2013, 2014 and 2015 and the LTIP Units granted in 2015 is accelerated upon a change in control but only as to those PRSUs and LTIP Units earned based on performance through the date of the change in control. For a description of the vesting of RSUs, PRSUs and LTIP Units, see “Stock Incentives Awards” herein.
The term “Qualifying Termination” refers to death, disability, termination without “cause”, or resignation for “good reason.” For a description of circumstances constituting “cause” and “good reason” and related information, see the discussion of each executive officer’s employment agreement above.
	Triggering Event as of December 31, 2015
	Involuntary Without Cause or Voluntary for Good Reason ($)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Involuntary Without Cause or Voluntary for Good Reason Upon a Change in Control ($)
C. Taylor Pickett:
Severance	5,501,250	—	—	—	5,501,250
Bonus	—	1,125,000	—	—	—
Accelerated Vesting of Equity Awards:
Transition RSUs(1)	—	—	—	—	1,051,114
2013-2016 Transition PRSUs(2)	7,241	7,241	7,241	14,482	14,482
2014-2016 PRSUs(2)	6,448	6,448	6,448	19,344	19,344
2014-2016 RSUs(3)	1,201,306	1,201,306	1,201,306	—	1,801,960
2015-2017 PRSUs(2)
2015-2017 LTIP Units(2)
2015 RSUs(3)	562,665	562,665	562,665	—	1,687,995
Total Value:	7,278,910	2,902,660	1,777,660	38,826	10,076,144

	Triggering Event as of December 31, 2015
	Involuntary Without Cause or Voluntary for Good Reason ($)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Involuntary Without Cause or Voluntary for Good Reason Upon a Change in Control ($)
Daniel J. Booth:
Severance	1,847,333	—	—	—	1,847,333
Bonus	—	470,000	—	—	—
Accelerated Vesting of Equity Awards:
Transition RSUs(1)	—	—	—	—	577,065
2013-2016 Transition PRSUs(2)	17,175	17,175	17,175	34,350	34,350
2014-2016 PRSUs(2)	15,286	15,286	15,286	45,859	45,859
2014-2016 RSUs(3)	659,513	659,513	659,513	—	989,269
2015-2017 PRSUs(2)
2015-2017 LTIP Units(2)
2015 RSUs(3)	308,675	308,675	308,675	—	926,026
Total Value:	2,847,983	1,470,650	1,000,650	80,209	4,419.902
Steven J. Insoft
Severance	1,610,000	—	—	—	1,610,000
Bonus	—	460,000	—	—	—
Accelerated Vesting of Equity Awards:
2015-2017 PRSUs(2)
2015-2017 LTIP Units(2)
2015 RSUs(3)	290,497	290,497	290,497	—	871,492
Total Value:	1,900,497	750,497	290,497	—	2,481,492
Robert O. Stephenson:
Severance	1,203,750	—	—	—	1,203,750
Bonus	—	450,000	—	—	—
Accelerated Vesting of Equity Awards:
Transition RSUs(1)	—	—	—	—	441,343
2013-2016 Transition PRSUs(2)	1,172	1,172	1,172	2,344	2,344
2014-2016 PRSUs(2)	606	606	606	1,819	1,819
2014-2016 RSUs(3)	504,412	504,412	504,412	—	756,617
2015-2017 PRSUs(2)
2015-2017 LTIP Units(2)
2015 RSUs(3)	272,331	272,331	272,331	—	816,993
Total Value:	1,982,271	1,228,521	778,521	4,163	3,222,866
Michael D. Ritz:
Severance	487,325	—	—	—	487,325
Bonus	—	240,000	—	—	—
Accelerated Vesting of Equity Awards:
Transition RSUs(1)	—	—	—	—	62,404
2013-2016 Transition PRSUs(2)	577	577	577	1,154	1,154
2014-2016 PRSUs(2)	303	303	303	909	909
2014-2016 RSUs(3)	71,336	71,336	71,336	—	107,004
2015-2017 PRSUs(2)
2015-2017 LTIP Units(2)
2015 RSUs(3)	58,300	58,300	58,300	—	174,900
Total Value:	617,842	370,516	130,516	2,064	833,697

(1)
In the event of a Qualifying Termination that occurs after or within 60 days before a change in control, the Transition RSUs would vest 100%. See “Stock Incentives from December 31, 2013 Forward — One-Time Transition Grants effective December 31, 2013 — “Restricted Stock Unit Awards.” Transition RSUs that actually vested at December 31, 2015 have not been included in the numbers shown in the table.

(2)
In the event of a Qualifying Termination that is not in connection with a change in control, PRSUs and LTIP Units that are actually earned based on performance determined as of the end of the full performance period would vest pro rata based on days elapsed through the date of termination. Although performance is not determinable until the end of the performance period in the case of a Qualifying Termination that is not in connection with a change in control, for purposes of this table we have assumed in such case that performance for the full period would be the same as actual performance through the end of the last fiscal year. In the event of a change in control, the performance period ends. If the executive is employed on the date of the change in control or had a Qualifying Termination within 60 days before the date of the change in control, the Transition PRSUs granted as of December 31, 2013, the annual PRSUs granted as of January 1, 2014 and the annual PRSUs and LTIP Units granted as of March or April 2015 would vest based on actual performance through the date of the change in control as follows. Assuming that the sale price per share of common stock in a hypothetical change in control on December 31, 2015 were equal to the closing price per share on December 31, 2015, the relative TSR portion of the 2013-2016 Transition PRSUs and the 2014-2015 PRSUs would vest at approximately the threshold level and the other PRSUs and LTIP units would not vest. See “Stock Incentives from December 31, 2013 Forward — One-Time Transition Grants effective December 31, 2013 — Performance Restricted Stock Unit Awards” and “Stock Incentives from December 31, 2013 Forward — Annual Grants for Rolling Three-Year Periods Commencing January 1, 2014 — Performance Restricted Stock Unit Awards.” Transition PRSUs that actually vested at December 31, 2015 have not been included in the numbers shown in the table.
(3)
In the event of a Qualifying Termination that occurs after, or within 60 days before, a change in control, the annual RSU awards granted on January 1, 2014 and March or April 2015 would vest 100%. In addition, if a Qualifying Termination occurred at December 31, 2015 and that was more than 60 days before a change in control, two-thirds of the annual RSU award granted on January 1, 2014 would vest and one-third of the annual RSU award granted on January 1, 2015 would vest. See “Stock Incentives from 2013 Forward — Annual Grants for Rolling Three-Year Periods commencing January 1, 2014 — Restricted Stock Unit Awards” and Annual Grants for Rolling Three-Year Periods commencing January 1, 2015.

Compensation of Directors
Our non-employee directors are entitled to receive (i) an annual cash retainer of  $37,500 payable in quarterly installments of  $9,375; (ii) a quarterly grant of shares of common stock equal to the number of shares determined by dividing the sum of  $12,500 by the fair market value of the common stock on the date of each quarterly grant, currently set at February 15, May 15, August 15 and November 15; and (iii) an annual grant of 3,000 shares of restricted stock, with an additional 500 restricted shares granted to the Chairman of the Board annually. In addition, the Chairman of the Board receives an additional annual cash payment of  $39,500, the Chairman of the Audit Committee receives an additional annual cash payment $17,500, the Chairmen of the Compensation Committee each receive an additional annual cash payment of  $12,000 and all other committee chairmen receive additional annual cash payments of  $10,000 per committee chaired. We also pay each non-employee director a fee of  $1,500 per meeting for attendance at each regularly scheduled or special meeting of the Board of Directors or committee of the Board of Directors, whether in person or telephonic.
The annual grants of restricted stock described above vest in three annual installments over three years. The annual restricted stock grants to non-employee directors were made commencing in 2013 and in future years as of the date of the annual meeting and commenced vesting on the anniversary of the annual meeting date. Before 2013, the annual restricted stock grants were made in January of each year and vesting commenced on the following January 1. To make up for the delayed grant date and delayed vesting in transitioning to the new annual grant schedule in 2013, on January 29, 2013 the Compensation Committee made a one-time special grant of 1,250 shares of restricted stock to each non-employee director (1,458 shares in the case of the Chairman of the Board), representing 5/12 of the normal annual restricted stock to non-employee directors. The vesting of non-employee director restricted stock is subject to the director’s continuing service on each vesting date, other than in the case of the director’s death, disability, mandatory retirement in accordance with the Company’s mandatory retirement policy for directors, or change in control of the Company in which case the restricted stock fully vests.
In addition, we reimburse the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.

The table below sets forth the compensation paid to our non-employee directors for 2015:
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Craig M. Bernfield	40,125	144,589	—	184,714
Norman R. Bobins	37,125	144,589	—	181,714
Craig R. Callen	58,500	157,097	—	215,597
Thomas F. Franke	78,000	157,097	—	235,097
Barbara B. Hill	63,000	157,097	—	220,097
Harold J. Kloosterman	82,000	157,097	—	239,097
Bernard J. Korman	108,500	174,947	—	283,447
Edward Lowenthal	85,000	157,097	—	242,097
Ben W. Perks	40,125	144,589	—	184,714
Stephen D. Plavin	92,500	157,097	—	249,597

(1)
Represents the fair value dollar amount on the grant date of the stock grants set forth below:

Name	Grant Date	Shares Awarded(1)	Grant Date Fair Value ($)
Craig M. Bernfield	5/15/2015	345	12,513
	7/15/2015	3,000	107,100
	8/17/2015	339	12,489
	11/16/2015	382	12,488
Norman R. Bobins	5/15/2015	345	12,513
	7/15/2015	3,000	107,100
	8/17/2015	339	12,489
	11/16/2015	382	12,488
Craig R. Callen	2/17/2015	308(2)	12,508
	5/15/2015	345(2)	12,513
	7/15/2015	3,000(2)	107,100
	8/17/2015	339(2)	12,489
	11/16/2015	382(2)	12,488
Thomas F. Franke	2/17/2015	308	12,508
	5/15/2015	345	12,513
	7/15/2015	3,000	107,100
	8/17/2015	339	12,489
	11/16/2015	382	12,488
Barbara B. Hill	2/17/2015	308	12,508
	5/15/2015	345	12,513
	7/15/2015	3,000	107,100
	8/17/2015	339	12,489
	11/16/2015	382	12,488
Harold J. Kloosterman	2/17/2015	308(2)	12,508
	5/15/2015	345(2)	12,513
	7/15/2015	3,000(2)	107,100
	8/17/2015	339(2)	12,489
	11/16/2015	382(2)	12,488

Name	Grant Date	Shares Awarded(1)	Grant Date Fair Value ($)
Bernard J. Korman	2/17/2015	308	12,508
	5/15/2015	345	12,513
	7/15/2015	3,500(2)	124,950
	8/17/2015	339	12,489
	11/16/2015	382	12,488
Edward Lowenthal	2/17/2015	308(2)	12,508
	5/15/2015	345(2)	12,513
	7/15/2015	3,000	107,100
	8/17/2015	339(2)	12,489
	11/16/2015	382(2)	12,488
Ben W. Perks	5/15/2015	345	12,513
	7/15/2015	3,000	107,100
	8/17/2015	339	12,489
	11/16/2015	382	12,488
Stephen D. Plavin	2/17/2015	308	12,508
	5/15/2015	345	12,513
	7/15/2015	3,000	107,100
	8/17/2015	339	12,489
	11/16/2015	382	12,488

(1)
The total number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2015 was: Mr. Korman: 7,485; Mr. Callen and Ms. Hill: 6,000 each; Messrs. Franke, Kloosterman, Lowenthal and Plavin: 6,416 each; and Mr. Bernfield, Mr. Bobins and Mr. Perks: 3,000 each.

(2)
All of the shares awarded to Mr. Callen and Mr. Kloosterman and a portion of the shares awarded to Mr. Korman and Mr. Lowenthal in 2015 were deferred pursuant to the Deferred Stock Plan described under “Nonqualified Deferred Compensation.”

Compensation Committee Interlocks and Insider Participation
Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman, Edward Lowenthal and Stephen D. Plavin were members of the Compensation Committee for the year ended December 31, 2015, and during such period, there were no Compensation Committee interlocks or insider participation in compensation decisions.

STOCKHOLDER PROPOSALS
December 27, 2016 is the date by which proposals of stockholders intended to be presented at the 2017 Annual Meeting of Stockholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.
If a stockholder wishes to present a proposal at our annual meeting or to nominate one or more directors and the proposal is intended to be included in our proxy statement related to that meeting, the stockholder must give timely advance written notice to us prior to the deadline for such meeting determined in accordance with our Bylaws, which were attached as Exhibit 3.1 to our Form 8-K filed with the SEC on April 20, 2011 (our “Bylaws”). In general, our Bylaws provide such notice should be addressed to our Secretary and be received at our principal executive office no fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances. For purposes of our 2017 Annual Meeting of Stockholders, such notice must be received not later than March 13, 2017 nor earlier than February 9, 2017. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Our Bylaws set out specific requirements that such stockholders and written notices must satisfy. Any stockholder filing a written notice of nomination for director must describe various matters regarding the nominee and the stockholder and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the stockholder and beneficial owner, if any. Any stockholder filing a notice to bring other business before a stockholder meeting must include in such the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters.
EXPENSES OF SOLICITATION
The total cost of this solicitation will be borne by us. In addition to use of the mails, proxies may be solicited by our directors, officers and regular employees of our Company personally and by telephone or facsimile. We may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.
Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements under Section 16(a) during the year ended December 31, 2015, except as follows: Due to an administrative oversight, Messrs. Bernfield, Bobins, Callen, Franke, Hill, Kloosterman, Korman, Lowenthal, Perks, Pickett and Plavin did not timely report on Form 4 their annual receipt of restricted stock for their annual compensation as directors of the Company..
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Notices, and if applicable, proxy materials, with respect to two or more stockholders sharing the same address by delivering a single Notice to the stockholders at that address. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. Some brokers household Notices and proxy materials, if applicable, by delivering a single Notice and proxy materials, if applicable, to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice, or proxy materials, if applicable, or if you are receiving multiple copies of the Notice or proxy materials, if applicable, and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, MD 21030, or by calling our Investor Relations Department at 866-99-OMEGA.
OTHER MATTERS
The Board of Directors knows of no other business that may be validly presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.
C. Taylor Pickett
Chief Executive Officer
April 25, 2016
Hunt Valley, Maryland

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Norman R. Bobins 02 Craig R. Callen 03 Bernard J. Korman 04 Edward Lowenthal 05 Ben W. Perks
06 Stephen D. Plavin

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Ratification of Independent Auditors Ernst & Young LLP.	☐	☐	☐
3	Approval, on an Advisory Basis, of Executive Compensation.	☐	☐	☐

Please indicate if you plan to attend this meeting — Yes ☐ No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000288214_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

OMEGA HEALTHCARE INVESTORS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert O. Stephenson and Thomas H. Peterson and each of them, as proxies, each with the power to appoint his substitute to represent and to vote as designated below, all the shares of common stock of Omega Healthcare Investors, Inc. ("Omega") held of record by the undersigned on April 19, 2016 at the Annual Meeting of Stockholders to be held on June 9, 2016 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. **If no specification is made, this Proxy will be voted** (i) **FOR** the election of directors, (ii) **FOR** the ratification of the selection of Ernst & Young LLP as our independent auditor and (iii) **FOR** the approval, on an advisory basis, of Omega's executive compensation.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournment thereof.

0000288214_2 R1.0.1.25

Continued and to be signed on reverse side